UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

KLX ENERGY SERVICES HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(832) 844-1015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of KLX Energy Services Holdings, Inc.:

Notice is hereby given that KLX Energy Services Holdings, Inc. (“KLXE,” “we,” “our,” “us ”or the “Company”) will hold its 2023 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) virtually at www.meetnow.global/M9W45YM, on May 10, 2023. The Annual Meeting will begin at approximately 9:00 A.M., Central Daylight Time. If you were a KLXE stockholder as of the close of business on Monday, March 13, 2023, the record date for the Annual Meeting set by the Board of Directors of the Company (the “Board”), you are entitled to notice of and to vote at the Annual Meeting.

The Annual Meeting is being held for the following purposes:

(1)	To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) to declassify the Board;

(2)

To elect two Class II Directors, each for a term that expires at the 2026 Annual Meeting of Stockholders (or until the 2024 Annual Meeting of Stockholders if Proposal 1 is approved and the Declassification Amendment (as defined in the enclosed proxy statement) is filed and becomes effective as described in the enclosed proxy statement) and until such director’s successor is duly elected or qualified;

(3)	To approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Company’s bylaws;

(4)	To approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Company’s certificate of incorporation;

(5)	To approve an amendment to the Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation;

(6)

To approve an amendment to the KLX Energy Services Holdings, Inc. Long Term Incentive Plan to extend the expiration date and increase the number of shares of the Company’s common stock that may be issued thereunder;

(7)	To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2023; and

(8)	To take action as appropriate upon such other matters that may be properly presented at the Annual Meeting or at any and all adjournments or postponements thereof.

These proposals are further described, and comprehensive information provided to enable a full and fair evaluation, in the accompanying proxy statement (“Proxy Statement”), which is being furnished to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting.

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We are pleased to take advantage of Securities and Exchange Commission rules that allow us to provide our Notice of Annual Meeting of Stockholders, Proxy Statement and 2022 annual report to stockholders (the “2022 Annual Report”) online, with paper copies available free of charge upon request. On or about March 28, 2023, we began mailing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of our proxy materials. The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials. All stockholders who have so requested will receive a paper copy of the proxy materials by mail. We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our proxy materials.

Your vote is important to us. Regardless of the number of shares that you own, it is important that your shares are represented at the Annual Meeting, as a quorum of the stockholders must be present, either in person or represented by proxy, in order to conduct the Annual Meeting.

Thank you for your continued support of the Company. We look forward to your participation at our virtual Annual Meeting.

By order of the Board of Directors,

/s/ Max L. Bouthillette

MAX L. BOUTHILLETTE
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2023.

The Company’s Notice of Annual Meeting, Proxy Statement and 2022 Annual Report are available on the Internet at www.edocumentview.com/KLXE.

Notice of Annual Meeting of Stockholders	i
Table of Contents	iii
Our Commitments	v
Proxy Statement Summary	1
Matters to be Voted On at the Annual Meeting	1
Voting Your Shares	2
2022 Performance	2
Governance Highlights	3
2022 Executive Compensation Highlights	4
Proposal 1: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Declassify the Board	5
Proposal 2: Election of Directors	7
Board of Directors	8
Corporate Governance	11
Board Leadership Structure	11
Meetings of the Board and Its Committees	12
Committees of the Board	12
Nomination of Directors	14
Board Diversity	15
Board Diversity Matrix	15
Plurality Plus Majority Voting for Directors	15
Risk Oversight	16
Our Commitment to Corporate Governance	17
Code of Business Conduct	17
Stockholder Communications With Our Board of Directors	18
Compensation Committee Interlocks and Insider Participation	18
Delinquent Section 16(a) Reports	18
Anti-Hedging and Anti-Pledging Policy	19
Compensation of Directors	19
Director Compensation	20
Executive Officers	21
Security Ownership of Certain Beneficial Owners and Management	22
Executive Compensation	24
Summary Compensation Table	25
Outstanding Equity Awards at 2022 Fiscal Year-End	26
Additional Narrative Disclosures	26
Proposal 3: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement to Amend the Company’s Bylaws	29
Proposal 4: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement to Amend the Company’s Charter	31
Proposal 5: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation	32
Proposal 6: Second Amendment and Restatement of The KLXE Long-Term Incentive Plan	34
Certain Relationships and Related Party Transactions	42
Proposal 7: Ratification of the Selection of Independent Registered Public Accounting Firm	44
Audit Matters	45
Report of the Audit Committee of the Board of Directors	47
Questions and Answers about the Proxy Statement and the Annual Meeting	48
Stockholder Proposals	55
Other Matters	55

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information to investors. This Proxy Statement includes forward-looking statements that reflect our current expectations and projections about our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature or are not current facts. When used in this Proxy Statement, the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could,” “will” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance and prospects to differ materially from those expressed in, or implied by, these forward-looking statements, including, but are not limited to, risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

OUR COMMITMENTS

WHO WE ARE

AND HOW WE WORK.

OUR BUSINESS FOCUS AND

HOW WE MOVE FORWARD.

PERFORMANCE

Our customers have a choice when it comes to mission critical oilfield services, and how we perform determines whether they choose us. We aim high, set ambitious goals and deliver superior results, and we use customer feedback to recalibrate as necessary. We move quickly but make well-reasoned decisions because our future depends on them.

OPPORTUNITY

Our employees’ ideas and inspiration create opportunities everywhere, and without limits. We strive to continuously improve all aspects of what we do as a company and as individuals. We support and pursue lifelong learning and to expand our knowledge and capabilities and to engage with the world outside KLXE. We take prudent risks, we experiment, we cooperate with each other and, importantly, we learn from the consequences of our actions.

RESULTS

We believe KLXE is a preferred investment because we set aggressive targets and always strive to outperform our goals. We communicate honestly and forthrightly to investors, and strive to deliver consistently against our communicated goals. We are a company of realists and optimists and we believe we project these values in everything we do.

INNOVATION

We are a company of ideas that are nurtured by a commitment to continuous improvement and product and service enhancements. Our prior achievements inspire us to reach for excellence in everything we do. We seek and share ideas openly and encourage diversity of experience and opinion.

RESPONSIBILITY

We aim to maintain the highest ethical, environmental and safety standards and we encourage and celebrate our employees’ active participation in achieving these goals.

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PROXY STATEMENT SUMMARY

This summary highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and the 2022 Annual Report before voting. Our 2022 fiscal year ended on December 31, 2022. On September 3, 2021, our Board of Directors of the Company (the “Board”) approved a change in our fiscal year end from January 31 to December 31, effective beginning with the eleven-month period ended December 31, 2021 (the “Transition Period”).

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and are therefore permitted to provide less disclosure about our executive compensation arrangements than is generally required for other public companies. We are also not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis. We have elected to use these scaled disclosure requirements available to us as an emerging growth company and are not soliciting stockholder votes on our executive compensation.

This Proxy Statement contains information related to the KLX Energy Services Holdings, Inc. (“KLXE,” “we,” “our,” “us” or the “Company”) 2023 Annual Meeting of Stockholders (the “Annual Meeting”). We are providing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of our proxy materials. The foregoing Notice of Annual Meeting of Stockholders, this Proxy Statement and the proxy card (“Proxy Card”), together with the Company’s 2022 Annual Report to Stockholders (the “2022 Annual Report”), which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (collectively, the “Proxy Materials”), are available to stockholders in connection with the solicitation of proxies by the Board for use at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our Proxy Materials. All stockholders who have so requested will receive a paper copy of the Proxy Materials by mail. We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our Proxy Materials.

On or around March 28, 2023, we began mailing a Notice of Internet Availability to our stockholders entitled to notice of and to vote at the Annual Meeting. We have also made the Proxy Materials available free of charge on our website at www.KLXEnergy.com. Any information contained on or available through our website is not a part of, or incorporated into, this Proxy Statement and you should not consider it a part of the Proxy Materials. Interested parties may also obtain an electronic or printed copy of the Proxy Materials, free of charge, by sending a written request to KLX Energy Services Holdings, Inc. at 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056, Attn: Corporate Secretary, or by emailing investors@klxenergy.com.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

The Annual Meeting is being held for the following purposes:

(1)	To approve an amendment to the Amended and Restated Certificate of Incorporation to declassify the Board (the “Declassification Amendment”);

(2)

To elect two Class II Directors, each for a term that expires at the 2026 Annual Meeting of Stockholders (or until the 2024 Annual Meeting of Stockholders if Proposal 1 is approved and the Declassification Amendment is filed and becomes effective as herein) and until such director’s successor is duly elected or qualified;

(3)	To approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Company’s bylaws (the “Bylaw Supermajority Amendment”);

(4)

To approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Company’s certificate of incorporation (the “Charter Supermajority Amendment”);

(5)	To approve an amendment to the Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (the “Exculpation Amendment”);

(6)

To approve an amendment to the KLX Energy Services Holdings, Inc. Long Term Incentive Plan (the “LTIP”) to extend the expiration date and increase the number of shares of the Company’s common stock that may be issued thereunder (the “Second Amended and Restated LTIP Proposal”);

(7)	To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2023 (the “Auditor Ratification Proposal”); and

(8)	To take action as appropriate upon such other matters that may be properly presented at the Annual Meeting or at any and all adjournments or postponements thereof.

VOTING YOUR SHARES

Stockholders as of the record date of March 13, 2023, are entitled to vote. As of March 13, 2023, there were 16,407,768 shares of KLXE common stock outstanding and each share of the Company’s common stock is entitled to one vote for each director nominee and one vote for each of the other proposals. Stockholders of record may vote their shares virtually during the Annual Meeting or before the Annual Meeting by using any of the following methods:

By Internet	By Mail	By Phone
Visit www.investorvote.com/KLXE	Complete, sign and date the Proxy Card and return the Proxy Card in the prepaid envelope	Call toll free 1-800-652-8683

For additional information on attending the virtual Annual Meeting and voting your shares, please see “Questions and Answers About the Proxy Statement and the Annual Meeting” below.

2022 PERFORMANCE

A summary of our financial results as of December 31, 2022 is set forth below:

2022 Financial Results

•  Revenues of $781.6 million, an increase of 79.2% as compared to the Transition Period last year and an increase of 67.9% as compared to the 12 months ended December 31, 2021

•  Operating income, net loss, and net loss per diluted share were $32.5 million, $3.1 million and $0.27 per share, respectively

•  Generated positive cash flow from operating activities of $15.7 million

•  Adjusted EBITDA of $96.7 million, an improvement of $96.8 million as compared to the Transition Period ended December 31, 2021(1)

(1)

We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions, (v) costs incurred related to the COVID-19 pandemic and (vi) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business. See “Appendix A” for further detail.

GOVERNANCE HIGHLIGHTS

Our commitment to high ethical standards is reflected in the governance practices our Board follows.

Independence	• Five of our seven current directors are independent.

• Each of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (together, the “Committees”) is composed exclusively of independent directors.

Executive Sessions	• The independent directors regularly meet in private without management.

• Our Board Committees meet in executive session at each regularly scheduled meeting, no fewer than four times per year for our Audit Committee and Compensation Committee.

Board Oversight of Risk Management	• Our Board reviews our systematic approach to identifying and assessing risks faced by the Company.

• Our Board reviews our approach to environmental, social and governance matters.

•  The Audit Committee reviews our overall enterprise risk management policies and practices, financial risk exposures and the delegation of risk oversight responsibilities to other Board Committees.

•  Our Audit Committee meets regularly with our information technology director to discuss enterprise resource planning and cybersecurity risk matters.

• The Audit Committee meets with our independent auditor without management present at each quarterly meeting of the Board and its Committees.

Board Practices	• Our Board annually reviews its effectiveness as a group.

• Nomination policies are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience.

Accountability

•  Our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of “withheld” votes than “for” votes in an uncontested election shall tender their resignation to the Chairman of the Board (the “Chairman”). Then the Chairman, considering the best interests of the Company and any current or foreseeable factors or circumstances related to this director, shall recommend to the Board whether or not to accept the resignation, and if so, under what conditions. Within ninety days of the stockholder vote, the Board shall decide whether or not to accept the director’s tendered resignation, and then the Company will make a public announcement of the Board’s decision.

Prohibition on Hedging; Pledging of KLX Energy Services Shares

•  To avoid conflicts of interest that could undermine the goals of our share ownership policy and the focus on sustainable long-term growth, the Company prohibits directors and employees from entering into transactions involving short sales of our securities or put or call options based on our securities, except for options granted under KLX Energy Services compensation programs. In addition, directors and named executive officers are generally prohibited from holding Company shares in a margin account or pledging Company shares as collateral for a loan.

2022 EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation program is designed to incentivize our executives in a manner consistent with our stockholders’ long-term interests. The Compensation Committee has established the compensation for Christopher J. Baker, Keefer Lehner and Max Bouthillette (the “NEOs”).

See “Executive Compensation” starting on page 24 for a summary of the compensation arrangements for our NEOs.

PROPOSAL 1: AMENDMENT TO THE COMPANY’S AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

Background

The Board currently consists of seven directors divided into three classes (Class I, Class II and Class III), and directors in each class are elected to serve three-year staggered terms that expire in successive years. The Board has unanimously approved the Declassification Amendment, subject to stockholder approval. The Board has unanimously determined that the Declassification Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the General Corporation Law of the State of Delaware (“DGCL”), hereby seeks approval of the Declassification Amendment by our stockholders.

If this proposal is approved, Article V of our Amended and Restated Certificate of Incorporation would be amended to provide for the phased elimination of the classified structure of the Board over three annual meetings, beginning with this 2023 Annual Meeting. If this proposal is approved, the Class II directors who are elected at this 2023 Annual Meeting shall be elected for a one-year term ending at the 2024 Annual Meeting of Stockholders. The Class I and Class II directors who are elected at the 2024 Annual Meeting of Stockholders shall be elected for a one-year term ending at the 2025 Annual Meeting of Stockholders. Commencing with the election of directors at the 2025 Annual Meeting of Stockholders and for each annual meeting of stockholders thereafter, the Board shall no longer be classified and each director elected at an annual meeting of stockholders shall hold office until the next succeeding annual meeting of stockholders and until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal.

As discussed in connection with Proposal 2, if the Declassification Amendment is approved by our stockholders, the directors who are elected at this Annual Meeting will be elected to one-year terms. However, the Declassification Amendment would not change the terms of the directors whose terms do not expire at the 2023 Annual Meeting of Stockholders. If this proposal is approved by our stockholders by the requisite vote at the 2023 Annual Meeting, then the amendment will become effective upon the filing of a certificate of amendment setting forth the Declassification Amendment (the “Certificate of Amendment”) with the office of the Secretary of State of the State of Delaware. If this proposal is approved by our stockholders, we intend to file the Certificate of Amendment during the 2023 Annual Meeting, immediately after the requisite vote for this Proposal 1 is obtained and prior to the vote on the election of directors.

This proposal, if approved, would not change the Board’s authority to change the present number of directors and to fill any vacancies or newly created directorships. However, this proposal provides that any director appointed to fill newly created Board seats or vacancies would hold office for a term expiring at the next annual meeting of stockholders following such director’s appointment.

In addition, because our Board is classified, our Amended and Restated Certificate of Incorporation currently provides that directors may be removed only for cause, consistent with Delaware law, and requires the vote of 66 2/3% of the total voting power of the outstanding shares of capital stock entitled to vote shall be required to remove a director. This proposal provides that all directors may be removed with or without cause, and requires only a majority of the voting power of the then-outstanding voting stock of the Company shall be required to remove a director.

Proposed Declassification Amendment

The Board is asking our stockholders to approve the amendment to Article V of our Amended and Restated Certificate of Incorporation. The text of the Declassification Amendment is attached hereto as Appendix B, with additions marked with bold, underlined text and deletions indicated by strike-out text.

Reasons for the Declassification Amendment

This proposal is a result of the Board’s ongoing review of the Company’s corporate governance policies. A classified board structure can be viewed as diminishing a board’s accountability to stockholders because such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies. The Board believes that approval of an accelerated declassification of the Board will further enhance stockholder input, feedback and engagement through the annual meeting of stockholders process.

The Board has also considered the fact that an activist shareholder (or group of shareholders) could gain control of the Company by acquiring or obtaining enough shares to replace the entire Board with its own nominees at a single annual meeting of stockholders, which could result in radical changes to the way the Company is operated.

In view of these considerations, the Board has unanimously determined that it is in the best interests of the Company and its stockholders to further adopt best-in-class corporate governance practices and amend our Amended and Restated Certificate of Incorporation to eliminate the Company’s classified board structure and provide for the annual election of directors. The Board decided to adhere to market’s best practice in corporate governance by having all directors seeking election or re-election every year.

Effectiveness of the Declassification Amendment

If the Declassification Amendment is approved by our stockholders, the Declassification Amendment will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur as soon as possible following stockholder approval of the Declassification Amendment during the 2023 Annual Meeting and prior to the election of directors at the 2023 Annual Meeting.

If the Declassification Amendment is not approved by our stockholders, the Amended and Restated Certificate of Incorporation will not be amended, the Board will remain classified as set forth in the Amended and Restated Certificate of Incorporation, and the Class II directors elected at this 2023 Annual Meeting will serve a three-year term expiring at the 2025 Annual Meeting of Stockholders.

Required Vote of Stockholders

Approval of the Declassification Amendment requires the affirmative vote of 66 2/3% in voting power of the outstanding voting stock of the Company, voting together as a single class. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

This Proposal 1 is separate from, and is not conditioned on, the approval of Proposal 3 (the Bylaw Supermajority Amendment), Proposal 4 (the Charter Supermajority Amendment) or Proposal 5 (the Exculpation Amendment). Your votes on Proposals 3, 4 and 5 do not affect your vote on Proposal 1. You can vote FOR, AGAINST or ABSTAIN from voting on any of these proposals.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD.

PROPOSAL 2: ELECTION OF DIRECTORS

We are seeking your support in electing the candidates that we have nominated to serve on our Board. We believe that these nominees have qualifications consistent with our position as a leading independent provider of completion, intervention, production and drilling services to the major onshore oil and gas producing regions of the United States. We also believe that these nominees have the experience and perspective to guide the Company as we continue to compete, and to innovate and adjust to rapidly changing technologies, business cycles and competition.

As of the date of mailing, we have seven members on our Board. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is divided into three classes, each as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year. The directors designated as Class I directors have terms expiring at the 2025 Annual Meeting of Stockholders, the directors designated as Class II directors have terms expiring at the 2023 Annual Meeting of Stockholders and the directors designated as Class III directors have terms expiring at the 2024 Annual Meeting of Stockholders.

The Board has nominated the following persons for election as Class II directors to serve until the 2026 Annual Meeting of Stockholders (or until the 2024 Annual Meeting of Stockholders if Proposal 1 is approved and the Declassification Amendment is filed and becomes effective as described herein) and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal:

John T. Collins

Dag Skindlo

The persons named in the attached proxy intend to vote each share as to which a proxy has been properly executed and returned or submitted over the telephone or on the Internet and not revoked in favor of the election as directors of the nominees named above, who are now directors of the Company, unless authority to vote for the election of such nominee is withheld by marking the proxy to that effect. The attached proxy cannot be voted for a greater number of persons than two.

The director nominees have consented to being named as a nominee in this Proxy Statement and have indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on the Board if elected. However, if the nominees should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board. Stockholders may not cumulate their votes in the election of our directors.

Set forth below under “Board of Directors” is background information with respect to our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors. There are no family relationships among any of our directors or executive officers. Please see “Share Ownership Information—Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.

Required Vote of Stockholders

To be elected to the Board, a nominee must receive a plurality of the voting power of the shares entitled to vote on the election of directors and present in person or by proxy at the meeting, which means a nominee will be elected in an uncontested election if he or she receives at least one vote “FOR” such nominee. Nevertheless, if a nominee receives a number of “WITHHOLD” votes that equals or exceeds the number of “FOR” votes, that nominee must submit such director’s offer of resignation to the Chairman of the Board. See “Plurality Plus Majority Voting for Directors” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

BOARD OF DIRECTORS

Set forth below is the business experience of, and certain other information regarding, the director nominees and the other continuing directors of the Company. The directors’ ages are as of March 28, 2023.

Directors and Director Nominee	Position and Offices	Director Since	Age
Dag Skindlo	Non-Executive Chairman and Class II Director	2020	54
Christopher J. Baker	Class I Director	2022	50
John T. Collins	Class II Director	2018	76
Gunnar Eliassen	Class I Director	2020	37
Thomas P. McCaffrey	Class III Director	2018	68
Corbin J. Robertson, Jr	Class III Director	2020	75
John T. Whates, Esq.	Class I Director	2018	75

Christopher J. Baker Christopher J. Baker has been a Director since November 2022. He has been the President and Chief Executive Officer of KLXE since the completion of the merger of Krypton Merger Sub, Inc., an indirect wholly owned subsidiary of KLXE, with and into Quintana Energy Services, Inc. (“QES”), with QES surviving the merger as a subsidiary of KLXE (the “Merger”) in July 2020. Additionally, since the completion of the Merger in July 2020, Mr. Baker has served as: (i) President, Treasurer and Director of Krypton Intermediate, LLC, Krypton Holdco, LLC, and KLX Energy Services Inc.; (ii) President and Director of KLX Energy Services LLC; and (ii) Vice President of KLX Directional Drilling LLC and Centerline Trucking LLC. Since March 2022, Mr. Baker has also served as a director of NorAm Drilling AS. Previously, Mr. Baker served as President and Chief Executive Officer and as a member of the board of directors of QES from August 2019 through July 2020. Mr. Baker previously served as Executive Vice President and Chief Operating Officer of QES from its formation in 2017 until August 2019 and has served in the same role at Quintana Energy Services LP (“QES LP”) from November 2014 to July 2020. Mr. Baker previously served as Managing Director-Oilfield Services of the Quintana Capital Group, L.P. (“Quintana”) private equity funds, where he was responsible for sourcing, evaluating and executing oilfield service investments, as well as overseeing the growth of and managing and monitoring the activities of Quintana’s oilfield service portfolio companies beginning in 2008. Prior to joining Quintana, Mr. Baker served as an Associate with Citigroup Global Markets Inc.’s (“Citi”) Corporate and Investment Bank where he conducted corporate finance and valuation activities focused on structuring non-investment grade debt transactions in the energy sector. Prior to his time at Citi, Mr. Baker was Vice President of Operations for Theta II Enterprises, Inc. where he focused on project management of complex subsea and inland marine pipeline construction projects. Mr. Baker attended Louisiana State University, where he earned a B.S. in Mechanical Engineering, and Rice University, where he earned an M.B.A. Our Board benefits from Mr. Baker’s extensive industry experience and his familiarity with the Company.

John T. Collins. John T. Collins has been a Director since September 2018. He served as non-executive Chairman of the Board from May 2020 to June 2021. He served on the board of directors of KLX Inc. from December 2014 until its sale to The Boeing Company in October 2018. From 1986 to 1992, Mr. Collins served as the President and Chief Executive Officer of Quebecor Printing (USA) Inc., a leading commercial printing company, which was formed in 1986 by a merger with Semline Inc., where he had served in various positions since 1968, including since 1973 as President. During his term, Mr. Collins guided Quebecor Printing (USA) Inc. through several large acquisitions and situated the company to become one of the leaders in its industry. From 1992 to 2017, Mr. Collins was the Chairman and Chief Executive Officer of The Collins Group, Inc., a manager of a private securities portfolio and minority interest holder in several privately held companies. Mr. Collins currently serves on the board of directors for Federated Funds, Inc., and has done so since 2011, and he has also served on the board of directors for several public companies, including Bank of America Corp. and FleetBoston Financial. In addition, Mr. Collins has served as Chairman of the Board of Trustees of his alma mater, Bentley University. Our Board benefits from Mr. Collins’s many years of experience in the management, acquisition and development of several private and public companies in varied sectors.

Gunnar Eliassen. Gunnar Eliassen became a Director of KLXE upon the completion of the Merger in July 2020. Previously, Mr. Eliassen served on the QES Board from the company’s formation in 2017 through July 2020. Mr. Eliassen served on the board of directors of the general partner of QES LP from January 2017 until July 2020. In addition, since December 2021, Mr. Eliassen has served as the Chief Executive Officer of ST Energy Transition I Ltd., a special purpose acquisition company targeting energy transition and clean energy technology. He also serves as a director of NorAm Drilling AS, Valaris Limited, and Golden Close Maritime. From 2016 until 2023, Mr. Eliassen served on the board of directors of and was employed by Seatankers Services (UK) LLP, an affiliated company of Geveran Investment Limited and its affiliates, where he was responsible for overseeing and managing various public and private investments. Mr. Eliassen has also served as a director and Restructuring Steering Committee member of Seadrill Limited and a director of Aquadrill LLC (formerly known as Seadrill Partners LLC). Mr. Eliassen’s past experience includes his role as Partner at Pareto Securities (New York), where he worked from 2011 to 2015 and was responsible for execution of public and private capital markets transactions with emphasis on the energy sector. Mr. Eliassen received a Master in Finance from the Norwegian School of Economics. Our Board benefits from Mr. Eliassen’s extensive experience with public and private investments, including investments in the oil and natural gas industry.

Thomas P. McCaffrey. Thomas P. McCaffrey has served as a member of the Board since May 2020. Mr. McCaffrey served as Chairman of the Integration Committee of the Board upon completion of the Merger until the Committee was disbanded in December 2020. From May 1, 2020 until July 28, 2020, Mr. McCaffrey served as President and Director of KLX Energy Services Holdings, Inc. Mr. McCaffrey previously served as President, Chief Executive Officer and Chief Financial Officer of KLXE, from April 30, 2020 through the completion of the Merger. Previously, Mr. McCaffrey served as Senior Vice President and Chief Financial Officer of KLXE from September 2018 until April 30, 2020. Prior to that, Mr. McCaffrey served as President and Chief Operating Officer of KLX Inc. from December 2014 until its sale to The Boeing Company in October 2018 and as Senior Vice President and Chief Financial Officer of B/E Aerospace from May 1993 until December 2014. Prior to joining B/E Aerospace, Mr. McCaffrey practiced as a Certified Public Accountant for 17 years with a large international accounting firm and a regional accounting firm based in California. Since 2016, Mr. McCaffrey has served as a member of the Board of Trustees of Palm Beach Atlantic University and served as a member of various committees and is currently Chairman of its Audit Committee. Our Board benefits from Mr. McCaffrey’s extensive leadership experience, thorough knowledge of the company’s business and industry, and strategic planning experience.

Corbin J. Robertson, Jr. Corbin J. Robertson, Jr. became a Director upon the completion of the Merger in July 2020. Previously, Mr. Robertson served as Chairman of the QES Board from the company’s formation in 2017 through July 2020. Mr. Robertson served as Chairman of the board of directors of the general partner of QES LP from the time the board was established. Mr. Robertson has also served as Chief Executive Officer and Chairman of the board of directors of GP Natural Resource Partners LLC since 2002. He has served as the Chief Executive Officer and Chairman of the board of directors of the general partners of Western Pocahontas Properties Limited Partnership since 1986, Great Northern Properties Limited Partnership since 1992, Quintana Minerals Corporation since 1978 and as Chairman of the board of directors of New Gauley Coal Corporation since 1986. He also serves as a Principal with Quintana, Chairman of the board of the Cullen Trust for Higher Education and on the boards of the American Petroleum Institute, the National Petroleum Council, Baylor College of Medicine and the World Health and Golf Association. In 2006, Mr. Robertson was inducted into the Texas Business Hall of Fame. Mr. Robertson attended the University of Texas at Austin where he earned a B.B.A. from the Business Honors Program. Our Board benefits from Mr. Robertson’s extensive energy industry experience, his extensive experience with oil and gas investments and his board service for several companies in the oil and natural gas industry.

Dag Skindlo. Dag Skindlo has been a Director since the completion of the Merger in July 2020 and has served as the Non-Executive Chairman of our Board since June 2022. Previously, Mr. Skindlo served on the QES Board from its formation in 2017 and served on the board of directors of the general partner of QES LP from April 2016. Mr. Skindlo has served as member of the board of directors and as the Chief Executive Officer for Archer

Limited since March 2020, and he previously served as a director and the Chief Financial Officer of Archer Limited from April 2016 until March 2020. Mr. Skindlo is a business-oriented executive with 25 years of oil and natural gas industry experience. Mr. Skindlo joined Schlumberger in 1992 where he held various financial and operational positions. Mr. Skindlo then joined the Aker Group of companies in 2005, where his experience from Aker Kvaerner, Aker Solutions and Kvaerner includes both global Chief Financial Officer roles and Managing Director roles for several large industrial business divisions. Prior to joining Archer Well Company Inc. in 2016, Mr. Skindlo was with private equity group HitecVision, where he served as Chief Executive Officer for Aquamarine Subsea. Mr. Skindlo earned a Master of Science in Economics and Business Administration from the Norwegian School of Economics and Business Administration. Our Board benefits from Mr. Skindlo’s vast business experience domestically and internationally, having founded and served as a director and as an officer of multiple companies, both private and public, and his service on the boards of numerous non-profit organizations.

John T. Whates, Esq. John T. Whates, Esq. has served as a member of the Board since September 2018. He served on the board of directors of KLX Inc. from December 2014 until its sale to The Boeing Company in October 2018. Mr. Whates has been an independent tax advisor and involved in venture capital and private investing since 2005. He is a member of the board of directors of Dynamic Healthcare Systems, Inc., was a member of the board of directors of Rockwell Collins from April 2017 until February 2018 and was the Chairman of the Compensation Committee of B/E Aerospace until its sale to Rockwell Collins in April 2017. From 1994 to 2011, Mr. Whates was a tax and financial advisor to B/E Aerospace, providing business and tax advice on essentially all of its significant strategic acquisitions. Previously, Mr. Whates was a tax partner in several of the largest public accounting firms, most recently leading the High Technology Group Tax Practice of Deloitte LLP in Orange County, California. He has extensive experience working with aerospace and other public companies in the fields of tax, equity financing and mergers and acquisitions. Mr. Whates is an attorney licensed to practice in California and was an Adjunct Professor of Taxation at Golden Gate University. Our Board benefits from Mr. Whates’s extensive experience, multi-dimensional educational background, thorough knowledge of the company’s business and industry, and financial expertise.

CORPORATE GOVERNANCE

As previously discussed under “Proposal 2: Election of Directors,” the Board currently has seven members. The following table identifies the current members of the Board, the standing committees of the Board on which they serve and the chairman of each committee as of the date of this Proxy Statement.

Name of Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Christopher J. Baker
John T. Collins+	*		*		*
Gunnar Eliassen+	*		*		*	*
Thomas P. McCaffrey
Corbin J. Robertson, Jr.+			*	*	*
Dag Skindlo (Non-Executive Chairman)+	*				*
John T. Whates, Esq.+	*	*	*		*

*	Committee Member
**	Committee Chairman
+	Independent

After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and such person, the Board has affirmatively determined that each of Messrs. Collins, Eliassen, Robertson, Skindlo and Whates has no material relationships with the Company and is “independent” under the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Select Market (“Nasdaq”). In addition, the Board determined that, during his service on the Board in 2022, Richard G. Hamermesh was independent in accordance with the rules and regulations of the SEC and the Nasdaq.

BOARD LEADERSHIP STRUCTURE

The Board believes it is in the best interests of the Company and its stockholders for the Board to have flexibility in determining the Board leadership structure of the Company. As part of our ongoing, proactive efforts to implement effective corporate governance practices, the Nominating and Corporate Governance Committee regularly reviews the leadership structure of the Board, taking into account the Company and its needs, legislative and regulatory developments, and corporate governance trends, among other things. Accordingly, the Board has determined that the roles of Chairman and President and Chief Executive Officer (“CEO”) should presently remain separate and that an independent director should serve as the Chairman of the Board. Mr. Skindlo, an independent director, has served as non-executive Chairman of the Board since June 2022. The Board believes that the current leadership of the Board, when combined with the other elements of its corporate governance structure, strikes an appropriate balance between strong leadership and independent oversight of the Company’s business and affairs.

The Board is composed of a majority of independent directors. Five out of the seven members of the Board are independent, and the chair and members of each of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors. The Company’s independent directors bring experience, oversight and expertise from outside the Company. As a result, independent directors oversee all significant matters affecting KLXE, including the Company’s financial statements, executive compensation matters, the nomination and assessment of directors and the risk management practices. Independent directors regularly meet in executive sessions not attended by management in conjunction with each regular Board and committee meeting and as they otherwise deem appropriate.

At each executive session, the respective chair of the Board committee relating to the specific matter discussed by the independent directors, leads the discussion. For example, the chair of the KLXE Nominating and Corporate Governance Committee leads the discussions with respect to director nominations, the current composition of the Board and other Board policy matters.

Following each executive session, the independent directors report the results of the discussions to the full Board, as appropriate. These discussions are led by the appropriate committee chair. Additional executive sessions may be convened at any time at the request of an independent director and, in such event, the independent director chairman of the committee most closely associated with the discussed topic leads the discussion and the report to the full Board. During executive sessions, directors also discuss and propose matters to be included in the agenda for future Board meetings.

MEETINGS OF THE BOARD AND ITS COMMITTEES

During 2022, the Board held six meetings and met in executive session on four of those occasions. Committee meetings were held in 2022 as follows:

Committee Name	Number of Meetings
Audit Committee	5
Compensation Committee	4
Nominating and Corporate Governance Committee	2

All members of the Board attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each committee on which he served in 2022.

From time to time between meetings, Board and committee members confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with such consultants on behalf of the relevant committee.

Directors are expected to attend meetings of the Board and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are encouraged but not required to attend our annual stockholder meetings. Each member of our Board attended our 2022 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on our website, www.KLXEnergy.com, in the Investor Relations section. Please note that the information contained in or connected to our website is not a part of this Proxy Statement and will not be deemed incorporated by reference unless expressly stated otherwise.

Audit Committee

The Audit Committee is composed of Messrs. Collins, Eliassen and Skindlo, with Mr. Whates serving as Chairman. All directors serving on the Audit Committee are independent committee members as defined by Nasdaq and SEC rules. Our Board has determined that Mr. Whates is an “audit committee financial expert” in accordance with SEC rules.

The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors, overseeing the quality and integrity of our financial statements and related disclosures, our compliance with legal and regulatory requirements, assessing our independent auditors’ qualifications, independence and performance, monitoring the performance of our internal audit and control functions, and overseeing cybersecurity and data privacy matters.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Collins, Eliassen and Whates, with Mr. Robertson serving as Chairman. All of the members of the Compensation Committee are independent as defined by Nasdaq rules.

The Compensation Committee provides recommendations to the Board regarding compensation matters and oversees the Company’s incentive and compensation plans. Together with management (with the exception of compensation matters related to our CEO), and any counsel or other advisors it deems appropriate, including the Compensation Committee’s consultant F.W. Cook (“FWC”), the Compensation Committee reviews and discusses each particular executive compensation matter presented and makes a final recommendation to the Board for consideration. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals, and changes in an executive officer’s duties and responsibilities.

The Compensation Committee has the power to delegate its authority and duties to subcommittees or individual members of the Compensation Committee or, to the extent permitted by the terms of any plan, to officers of our Company or other persons in each case as it deems appropriate in accordance with applicable laws and regulations and the requirements of Nasdaq. Management input is taken into consideration in assessing the performance and pay levels of our key management employees as well as the establishment of bonus measures and targets, but ultimate decision-making regarding compensation of our NEOs remains with the Compensation Committee and ultimately the Board.

To gain a perspective on external pay levels, emerging practices and regulatory changes, the Compensation Committee of the Board engaged an outside executive compensation consultant to provide benchmark and survey information and advise the Compensation Committee as it reviewed our executive and director compensation programs. The Compensation Committee selected FWC as its consultant. Historically, the Compensation Committee has tasked its outside executive compensation consultant with gathering market competitive data, reviewing compensation plan design alternatives and advising the Compensation Committee on director and executive compensation trends and best practices.

The compensation consultant reports to, and is directed by, the Compensation Committee, which has sole authority to retain or terminate compensation advisers. The Compensation Committee reviewed information regarding the independence and potential conflicts of interest of FWC, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on this review, the Compensation Committee concluded that the engagement of FWC did not raise any conflicts. Other than services provided for the Compensation Committee, the compensation consultants did not provide additional services to the Company for the year ended December 31, 2022.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Messrs. Collins, Robertson, Skindlo and Whates, with Mr. Eliassen serving as Chairman. The Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board by actively identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the next annual meeting of stockholders and making recommendations with respect to corporate governance matters. All members of the Nominating and Corporate Governance Committee (including Mr. Hamermesh during his service on the Nominating and Corporate Governance Committee in 2022) are or were independent as defined by the Nasdaq rules.

NOMINATION OF DIRECTORS

As provided in its charter, the Nominating and Corporate Governance Committee identifies and recommends to our Board nominees for election and re-election to the Board and will consider nominations submitted by stockholders. The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, evaluates candidates proposed by stockholders using the same criteria as for other candidates.

The Chairman and the Nominating and Corporate Governance Committee seek to create a Board that is strong in its collective knowledge and has a diversity of skills, backgrounds and experience with respect to leadership, business operations, finance and industry knowledge. The Nominating and Corporate Governance Committee reviews with the Chairman and the full Board, on a periodic basis, the current composition of the Board in light of the characteristics of independence, skills, experience and availability of service to the Company of its members and of the Company’s anticipated needs. The Board also actively seeks refreshment of the Board with directors who can provide diverse perspectives and add unique value through skills highly relevant to our corporate strategy. Further, the Nominating and Corporate Governance Committee carefully considers the ability of incumbent directors to continue to contribute to the Board and the Company’s evolving needs, as part of the renomination process. All of our independent directors serve on Board Committees, further supporting the Board by providing experience to those Committees. The needs of each Committee are also reviewed when considering nominees to the Board.

When the Nominating and Corporate Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the size of the Board and the needs of the Board and the Company at a given point in time. In nominating director candidates, the Nominating and Corporate Governance Committee strives to nominate directors who exhibit high standards of ethics, integrity, commitment and accountability. In addition, all nominations attempt to ensure that the Board shall encompass a range of talent, skills, expertise and industry experience sufficient to provide guidance with respect to our operations and activities.

Under our Nominating and Corporate Governance Committee charter, directors must inform the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board of directors, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. We also discourage our directors from serving on the board of directors of more than three public companies.

To recommend a nominee, a stockholder shall give notice to our Corporate Secretary at our principal executive offices located at 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056. The form and substance of the nominations must satisfy the requirements established by our Fourth Amended and Restated Bylaws and the SEC. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above, and the candidate’s signed consent to be named in the Proxy Statement and to serve as a director if elected. The notice must be given (i) with regard to nominations to be brought before an annual meeting to be held on a day not more than 30 days in advance of the anniversary of the previous year’s meeting nor more than 70 days after the anniversary of the previous year’s meeting, not later than 90 days nor earlier than 120 days in advance of the anniversary of the previous year’s meeting or (ii) with regard to nominations for any other annual meeting, within ten days following the public announcement of the date of such meeting. Once we receive the nomination and written request for a questionnaire, we will deliver a questionnaire to the candidate that requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has not received any nominations for director from stockholders for the 2023 Annual Meeting of Stockholders.

BOARD DIVERSITY

The Chairman of the Board and the Nominating and Corporate Governance Committee, in accordance with the Board’s governance principles, seek to create a Board that, as a whole, is strong in its collective knowledge and diverse in its perspective, skills and experience with respect to industry knowledge, background, vision and strategy, human resource management, general management and leadership, marketing, business operations, business judgment, crisis management, risk assessment, accounting and finance, capital markets, general corporate governance and global markets.

In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and such other factors that the Nominating and Corporate Governance Committee considers appropriate so that the Board includes members, if suitable, with diverse backgrounds, perspectives, skills and experience, who are likely to serve the Company’s anticipated needs, enhance Board effectiveness and address the interests of our stockholders. The Nominating and Corporate Governance Committee believes our Board is appropriately balanced with directors from varied sectors, with significant understanding of our business and industries, has extensive experience in general management, human resources, marketing, engineering, capital markets, developing and executing mergers and acquisition strategies, including successful integration activities related thereto, as founders or co-founders of a multitude of businesses, and the collective experiences developed during their business careers in various industries, including oil and natural gas and related industries.

As part of our initiatives to reduce board fees and manage corporate expenses, in 2021 the Board reduced its size from nine to seven members. In doing so, the Board was mindful to maintain board continuity and market-specific expertise. In managing the size of our Board, we recognize that our industry segment is in the early stages of a potential recovery and are mindful that the Company continues to pursue potential merger and acquisitions activity that could affect Board size. The Board fully supports the Nasdaq listing rules with respect to adding gender and racially and/or ethnically diverse members, and intends to diversify the Board by adding a diverse director ahead of its 2024 Annual Meeting of Stockholders. However, merger and acquisitions activity, retirement(s) and/or the successful recruitment of a qualified candidate will ultimately govern timing as we strive to maintain our current Board size of seven directors as part of our overall management of corporate expenses.

BOARD DIVERSITY MATRIX

The table below provides certain highlights of the composition of our Board members and nominees as of March 28, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX (AS OF MARCH 28, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	7	—	—
Part II: Demographic Background
White	—	7	—	—

PLURALITY PLUS MAJORITY VOTING FOR DIRECTORS

Under the Company’s Amended and Restated Certificate of Incorporation, in order for a director to be elected at an annual meeting, a plurality of the votes cast with respect to the director’s election must be cast “for”

the director. Abstentions and broker non-votes are excluded from calculation of the vote results. In an uncontested election of directors, any director who receives the same or a greater number of “withheld” votes than votes “for” their election shall promptly tender their resignation to the Chairman of the Board. The Chairman of the Board then recommends to the Board whether to accept or reject the resignation, and the Board must make a decision by 90 days after the date of the meeting at which the election took place. Any director who tenders a resignation does not participate in this decision. The Company shall then make a public announcement of the Board’s decision to accept or reject the resignation.

RISK OVERSIGHT

Our Risk Management Framework

KLXE has adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations. Under KLXE’s policies, the Company’s Senior Vice President and Chief Accounting Officer, in conjunction with Vice President of Operations, is responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks over various timeframes and prioritizing risks and actions to be taken in response. The Vice President of Operations reports to KLXE’s CEO on actions to monitor and manage significant risks in order to remain within KLXE’s range of risk tolerance.

The CEO, Chief Financial Officer and General Counsel of the Company periodically report on KLXE’s risk management policies, practices and identified risks and mitigation plans to relevant Board committees and to the full Board. If necessary, the Board has access to any employee without management involvement and access to whistleblower and any other reports of alleged wrongdoing. The Audit Committee annually reviews major financial risk exposures and a number of operational, compliance, reputational and strategic risks, including cyber risks, as well as practices to monitor and manage those risks. The Audit Committee also reviews overall policies and practices for enterprise risk management, including the delegation of practices and a number of significant risks in the course of their reviews of corporate strategy, business plans, reports of Board committee meetings and other presentations, including presentations from the Company’s director of information technology.

Board and Committee Risk Oversight Responsibilities

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risk management process and structure, strategic risks associated with business plan, including the transitional and physical risks of climate on our business over near, medium- and long- term time horizons, and other significant risks such as major litigation, significant human capital, culture and reputational matters, business development risks and succession planning.

Audit Committee	Material financial risk exposures, significant operational, compliance, reputational and strategic risks, cyber risks and overall policies and practices for enterprise risk management.

Compensation Committee	Risks related to executive recruitment, assessment, development, retention and succession policies and programs, risks associated with compensation policies and practices, including incentive compensation.

Nominating and Corporate Governance Committee	Risks and exposures related to corporate governance, leadership structure, effectiveness of Board and Committee oversight, review of director candidates, stockholder feedback, conflicts of interest and director independence.

The Board and the Compensation Committee believe our compensation incentives reflect the appropriate balance between opportunity and risk, and will encourage executives to act in a manner consistent with this balance, which is aligned to the interests of our stockholders. We mitigate compensation-related risks to our long-term performance, ethical standards and reputation in the following ways:

What We Do	What We Don’t Do

•  Link NEO and executive pay to performance through long-term incentive compensation

•  Use time-based vesting (usually on a four-year ratable schedule) or performance-based vesting for equity awards

•  Utilize an independent compensation consultant

•  Post-employment covenants with every current KLXE executive officer prohibiting acts involving use of proprietary information, soliciting KLXE employees and in certain cases, engaging in competitive activities

•  No excise tax gross-ups upon change in control

•  No hedging or pledging or speculative transactions in our securities by directors and executive officers

•  No repricing of equity awards without stockholder approval

•  No encouragement of imprudent risk taking

OUR COMMITMENT TO CORPORATE GOVERNANCE

KLXE is committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics, while promoting growth in long-term stockholder value.

Our governance structure enables independent, experienced and accomplished directors to provide advice, insight and oversight to advance the interests of the Company and our stockholders. KLXE has developed and follows governance standards, as found in our Code of Business Conduct, Corporate Governance Guidelines, systematic approach to risk management, and our commitment to transparent financial reporting and strong internal controls.

We encourage you to visit the Governance section of our Investor Relations website (https://investor.KLXEnergy.com/investor-relations) where you will find detailed information about corporate governance at KLXE, including:

•	Our Corporate Governance Guidelines

•	Charters for our Board Committees

•	Our Code of Business Conduct

OUR COMMITMENT TO SUSTAINABLE AND EFFICIENT OPERATIONS

We recognize the impact of our business on the communities we serve, our workforce, the environment and on our business partners. We believe that streamlining our operations and using more sustainable practices is not only good for our many stakeholders, but also for our bottom line and our stockholders. For instance, we are working with several of our upstream customers to electrify components of our equipment including wireline units, coil tubing units and pumps and we are very focused on operational efficiency gains that help minimize overall time on location and the required resources to achieve our customers’ ultimate goals to drill wells more efficiently – saving them time and money, helping us deliver goods and services as a preferred partner and mitigating our and our business partners’ operational impacts in the process.

CODE OF BUSINESS CONDUCT

We have adopted a Code of Business Conduct, applicable to all employees, directors and officers. The Code of Business Conduct meets the requirements of Item 406 of Regulation S-K, as well as the applicable requirements of a “code of business conduct and ethics” under the Nasdaq listing standards. The Code of

Business Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. A copy of the Code of Business Conduct is available on our website located at www.KLXEnergy.com under Investor Relations. Amendments to, or waivers of the provisions of, the Code of Business Conduct, if any, made with respect to any of our directors and officers will be posted on our website.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

To facilitate the ability of stockholders to communicate with our Board, communications may be sent to one or more of its members, including the independent and non-management directors as a group. Interested parties may contact the Board, any Board committee, or any Board member (including the Chairman of the Board), by writing to them at the following address:

KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

Attn: Corporate Secretary

The envelope containing each communication should be clearly marked as “Shareholder Communication with Directors” and clearly identify the intended recipient(s) of the communication so that the communication can be forwarded to the specified parties.

Our Corporate Secretary reviews all correspondence addressed to the Board and regularly presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our stockholders. Directors may at any time review the log of all correspondence received by our Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Audit Committee, other than potential ethical and conflict-of-interest situations, which are directed to the Nominating and Corporate Governance Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Collins, Eliassen and Whates, with Mr. Robertson serving as Chairman. No person who is or has been an officer or other employee of the Company served as a member of the Company’s Compensation Committee. During the year ended December 31, 2022, no executive officer of the Company served as a member of the Compensation Committee of the board (or as a director) of any company where an executive officer of such company is a member of the Compensation Committee or a director of the Company. No member of the Compensation Committee was a party to any transaction required to be disclosed as a related-person transaction.

DELINQUENT SECTION 16(A) REPORTS

Under Section 16(a) of Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based on our review of the filed reports, we believe that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2022, except that certain corrective Form 4s were filed on April 18, 2022 for each of our Section 16 officers, Christopher J. Baker, Max L. Bouthillette, Keefer M. Lehner and Geoffrey C. Stanford, resolving the treatment of certain cash-settled restricted stock units (“RSUs”) that were converted in the Merger, and on September 2, 2022 for each of our Section 16 officers, Christopher J. Baker, Max L. Bouthillette, Keefer M. Lehner and Geoffrey C. Stanford, to correct an administrative error to report the securities previously withheld by the Company as payment of tax liability incident to vesting of securities previously issued in accordance with Rule 16b-3.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Board previously established a policy that prohibits our directors and executive officers from engaging in short sales of our securities. Our directors and executive officers are also prohibited from selling or purchasing puts or calls, trading in or writing options, or engaging in other hedging activities with respect to our securities. Directors and executive officers are also prohibited from holding Company securities in a margin account or pledging our securities as collateral for a loan, unless pre-clearance is obtained after the director or executive officer clearly demonstrates the financial capability to repay the loan without resorting to the pledged securities.

COMPENSATION OF DIRECTORS

We believe that attracting and retaining qualified non-employee directors is critical to the future value of our growth and governance. Accordingly, we maintain a comprehensive director compensation policy for our non-employee directors, which consists of:

•

An annual cash retainer of $120,000 for each non-employee director except the non-executive Chairman of the Board who receives an annual cash retainer of $170,000, in each case, payable quarterly in arrears;

•	An annual equity-based award granted to each non-employee director with an aggregate fair market value of approximately $30,000 on the date of grant; and

•	An annual cash fee of $10,000 payable to each chair of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Our non-employee directors are reimbursed for certain reasonable expenses incurred in connection with their services to us.

DIRECTOR COMPENSATION

The following table sets forth the total compensation for our non-employee directors during the fiscal year ended December 31, 2022, other than Mr. Baker, who was appointed to the board on November 8, 2022 and whose compensation is included in the Summary Compensation Table due to his concurrent role as President and Chief Executive Officer:

Name	Fees Earned or Paid in Cash	Stock Awards(2)	All Other Compensation	Total
John T. Collins	$120,000	$30,000	—	$150,000
Gunnar Eliassen	$130,000	$30,000	—	$160,000
Richard G. Hamermesh(1)	$85,000	$30,000	—	$115,000
Thomas P. McCaffrey	$120,000	$30,000	—	$150,000
Corby J. Robertson	$130,000	$30,000	—	$160,000
Dag Skindlo(1)	$145,000	$30,000	—	$175,000
John T. Whates, Esq.	$130,000	$30,000	—	$160,000

(1)	Mr. Hamermesh served as the non-executive Chairman of the Board until his retirement on June 1, 2022, and Mr. Skindlo succeeded him as non-executive Chairman on that date.
(2)

Reflects the aggregate grant date fair value of restricted stock awards granted to our non-employee directors under the LTIP computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Each award consisted of 3,386 shares of restricted stock, which was granted on March 15, 2022. Each award will vest in full on the first anniversary of the grant date, subject to continued service on the Board. As of December 31, 2022, each non-employee director, with the exception of Mr. Hamermesh, held 3,386 shares of restricted stock. Mr. Hamermesh forfeited his award of 3,386 shares of restricted stock upon his retirement on June 1, 2022.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 28, 2023. Biographical information for Mr. Baker is set forth above under “Proposal 2: Election of Directors.”

Name	Position	Age
Christopher J. Baker	President, Chief Executive Officer and Director	50
Keefer M. Lehner	Executive Vice President and Chief Financial Officer	37
Max L. Bouthillette	Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	54

Keefer M. Lehner. Keefer M. Lehner became the Executive Vice President and Chief Financial Officer of KLXE upon completion of the Merger in July 2020. Additionally, since the completion of the Merger in July 2020, Mr. Lehner has served as: (i) Vice President and Director of Krypton Intermediate, LLC, Krypton Holdco, LLC, KLX Energy Services LLC and KLX Energy Services Inc.; and (ii) Vice President of KLX Directional Drilling LLC and Centerline Trucking LLC. Previously, Mr. Lehner served as Executive Vice President and Chief Financial Officer of QES since its formation in 2017 through July 2020. Mr. Lehner served in that same role at QES LP from January 2017 to July 2020 and previously served as the Vice President, Finance and Corporate Development of QES LP’s general partner from November 2014 to July 2020. Mr. Lehner previously served in various positions at the Quintana Private Equity Funds, including Vice President, from 2010 to 2014, where he was responsible for sourcing, evaluating and executing investments, as well as managing and monitoring the activities of Quintana Private Equity Funds’s portfolio companies. During his tenure at Quintana Private Equity Funds, Mr. Lehner monitored and advised the growth of the predecessors to QES. Prior to joining Quintana Private Equity Funds in 2010, Mr. Lehner worked in the investment banking division of Simmons & Company International, where he focused on mergers, acquisitions and capital raises for public and private clients engaged in all facets of the energy industry. Mr. Lehner attended Villanova University, where he earned a B.S.B.A. in Finance.

Max L. Bouthillette. Max L. Bouthillette became the Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of KLXE upon completion of the Merger in July 2020. Additionally, since the completion of the Merger in July 2020, Mr. Bouthillette has served as: (i) Vice President, Secretary and Director (or Manager, as applicable) of Krypton Intermediate, LLC, Krypton Holdco, LLC, KLX Energy Services LLC and KLX Energy Services Inc.; and (ii) Vice President and Secretary of KLX Directional Drilling LLC and Centerline Trucking LLC. Previously, Mr. Bouthillette served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of QES since its formation in 2017 through July 2020. Mr. Bouthillette served on QES LP’s board of directors from April 2016 until July 2017 and Mr. Bouthillette served as QES LP’s Executive Vice President, General Counsel, Chief Compliance Officer and Secretary from July 2017 until February 2018. Prior to joining QES, Mr. Bouthillette was with Archer Limited where he served as Executive Vice President and General Counsel from 2010 to 2017, as President of Archer’s operations in South and North America since 2016 and as a Director of several of its affiliates. Mr. Bouthillette has more than 24 years of legal experience for oilfield services companies, and previously served as Chief Compliance Officer and Deputy General Counsel for BJ Services from 2006 to 2010, as a partner with Baker Hostetler LLP from 2004 to 2006 and with Schlumberger in North America (Litigation Counsel), Asia (OFS Counsel) and Europe (General Counsel Products) from 1998 to 2003. Mr. Bouthillette holds a B.B.A in Accounting from Texas A&M University and a Juris Doctorate from the University of Houston Law Center.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table and accompanying footnotes show information as of March 13, 2023 (except as noted in the footnotes below) regarding the beneficial ownership of KLXE common stock by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each member of the Board;

•	each of our executive officers; and

•	the members of the Board and our executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that he, she or it beneficially owns.

Included in the tables below are shares over which the person could have acquired voting power or investment power within 60 days after March 13, 2023. Voting power includes the power to direct the voting of shares held, and investment power includes the power to direct the disposition of shares held. Applicable percentage ownership and voting power is based on 16,407,768 shares of KLXE common stock outstanding as of March 13, 2023.

Unless otherwise noted below, each of the below has sole voting and investment power over the shares of common stock reflected in the table and their address is c/o KLX Energy Services Holdings, Inc., 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056.

Name of Beneficial Owner	Shares Beneficially owned	Percentage of common stock outstanding(1)
5% Stockholders:
Greene’s Holding Corporation(2)	2,402,852	14.6%
Archer Holdco LLC and its affiliates(3)	919,998	5.6%
Directors and Executive Officers:
Christopher J. Baker(4)	171,041	1.0%
Keefer M. Lehner(4)	62,132	*
Max L. Bouthillette(4)	55,241	*
John T. Collins(5)	10,372	*
Gunnar Eliassen(5)	15,286	*
Thomas P. McCaffrey(5)(6)	182,772	1.1%
Corbin J. Robertson, Jr.(5)	32,209	*
Dag Skindlo(5)	15,790	*
John T. Whates, Esq.(5)	13,391	*
Richard G. Hamermesh(7)	12,797	*
Executive Officers and Directors as Group (9 persons)	558,234	3.4%

*	Represents less than 1%.
(1)	Applicable percentage ownership is based on 16,407,768 shares of common stock outstanding as of March 13, 2023.
(2)

Based on a Schedule 13G filed March 20, 2023, these shares are held directly by Greene’s Holding Corporation (“GHC”). Greene’s Investment Holdings LLC (“GIH”) is the majority owner of GHC. Denham IV Continuation Fund LP (“Denham IV Fund”) is the sole owner of GIH. Denham IV Continuation Fund

GP LP (“Denham IV Fund GP”) is the general partner of Denham IV Fund. Denham IV Continuation GP LLC (“Denham IV GP”) is the general partner of Denham IV Fund GP. Denham Capital Management LP (“DCM”) serves as investment adviser to Denham IV Fund. Denham Capital Management GP LLC (“DCM GP”) is the general partner of DCM. Stuart D. Porter is the sole owner of DCM GP and the controlling member of Denham IV GP, and serves as Chief Executive Officer and Chief Investment Officer of DCM. Accordingly, each of GHC, GIH, Denham IV Fund, Denham IV Fund GP, Denham IV GP, DCM, DCM GP and Mr. Porter may be deemed to be the beneficial owner of these shares; however, each disclaims beneficial ownership of such shares in excess of its pecuniary interest therein. The address of each of GHC, GIH, Denham IV Fund, Denham IV Fund GP, Denham IV GP, DCM, DCM GP and Mr. Porter is 185 Dartmouth Street, 7th Floor, Boston, MA 02116.
(3)

Based on a Schedule 13D jointly filed with the SEC on August 5, 2020 by Archer Limited, Archer Assets UK Limited, Archer Well Company Inc. and Archer Holdco LLC. Pursuant to the Archer 13D, Archer Holdco LLC is the record owner of these shares. Archer Holdco LLC is wholly-owned by Archer Well Company Inc., which is wholly-owned by Archer Assets UK Limited, which is wholly-owned by Archer Limited. The board of directors of Archer Limited has voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. No member of the board of directors individually has voting and dispositive power over these shares. Each such person expressly disclaims beneficial ownership over these shares, except to the extent of any pecuniary interest therein. The mailing address for Archer Holdco LLC is 5510 Clara Rd., Houston, Texas 77041.

(4)

The number includes shares of common stock issued to the executive officer pursuant to a restricted stock award, as follows: Mr. Baker (123,288 shares), Mr. Lehner (44,429 shares), and Mr. Bouthillette (39,765 shares). Until settled, the executive officer has no dispositive power over the common stock underlying the restricted stock.

(5)

The number reported includes 2,030 shares of common stock issued to the director pursuant to a restricted stock award. Until settled, the director has no dispositive power over the common stock underlying the restricted stock.

(6)	Consists of 182,170 shares of common stock held individually by Mr. McCaffrey and 602 shares of common stock indirectly through a family trust.
(7)

Mr. Hamermesh retired from the Board in June 2022. Based on his last filed Form 4, consists of 12,307 shares of common stock held individually for Mr. Hamermesh and 400 shares of common stock indirectly held through a trust.

EXECUTIVE COMPENSATION

We are currently considered an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we have opted to comply with the compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. As a result, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures. Further, our reporting obligations generally extend only to our NEOs who are (i) the individual who served as our Chief Executive Officer and (ii) our next two most highly compensated executive officers who were serving as of December 31, 2022. In accordance with the foregoing, the individuals listed below are our NEOs:

•	Christopher J. Baker, President and Chief Executive Officer

•	Keefer M. Lehner, Executive Vice President and Chief Financial Officer

•	Max L. Bouthillette, Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation for each of our NEOs for the fiscal year ended December 31, 2022 and the Transition Period (which was the eleven-month period ended December 31, 2021).

Name and Principal Position	Year(1)	Salary	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Christopher J. Baker	2022	$603,900	$1,217,000	$314,640	$2,216,601	$36,002	$4,388,143
Chief Executive Officer and President	2021	$527,260	—	$2,936,706	$170,165	$39,628	$3,673,759
Keefer M. Lehner	2022	$412,923	$546,000	$165,600	$1,092,790	$36,199	$2,253,512
Executive Vice President and Chief Financial Officer	2021	$366,667	—	$932,288	$96,757	$23,663	$1,419,375
Max Bouthillette	2022	$361,308	$477,750	$165,600	$956,192	$56,367	$2,017,217
Executive Vice President, General Counsel and Chief Compliance Officer	2021	$320,833	—	$792,446	$79,494	$34,223	$1,226,996

(1)

With respect to our NEOs, the amounts reported in the Summary Compensation Table for 2021 reflect the compensation for such individuals during the Transition Period (i.e., February 1, 2021 through December 31, 2021).

(2)

For 2022, the amounts reflect 50% of the retention bonuses paid to our named executive officers, subject to repayment upon certain terminations of employment. For more information, see “—Additional Narrative Disclosures—Bonuses” below.

(3)

For 2022, the amounts shown reflect the aggregate grant date fair value of restricted stock awards granted to our NEOs under the LTIP on March 15, 2022, computed in accordance with FASB ASC Topic 718. Mr. Baker received 38,000 shares of restricted stock, and Messrs. Lehner and Bouthillette each received 20,000 shares of restricted stock. Each award vested or will vest in three equal installments on February 1, 2023, February 1, 2024 and February 1, 2025, subject to continued employment on each applicable vesting date.

(4)

The amounts in this column reflect (i) bonuses earned by our named executive officers in respect of the applicable year pursuant to our Incentive Compensation Program and (ii) 50% of the retention bonuses paid to our named executive officers, subject to repayment in the event a qualifying transaction does not occur. For more information, see “—Additional Narrative Disclosures—Bonuses” below.

(5)	The following items are reported in this column for the fiscal year 2022:

Name	Company 401(k) Plan Contributions	Automobile Allowance, Personal Use of Company-Owned Vehicle and Related Expenses	Health Care Reimbursements
Christopher J. Baker	$6,100	$14,400	$15,502
Keefer M. Lehner	$6,420	$14,400	$15,379
Max Bouthillette	$6,351	$14,400	$35,616

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table sets forth information concerning outstanding equity-based awards held by our NEOs as of December 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(3)
Christopher J. Baker	16,890	(1)	$292,366
	184,933	(2)	$3,201,190
Keefer M. Lehner	12,386	(1)	$214,402
	66,645	(2)	$1,153,625
Max Bouthillette	8,445	(1)	$146,183
	59,648	(2)	$1,032,507

(1)

Represents outstanding unvested restricted stock units held by our NEOs as of December 31, 2022. For information on the terms and conditions of the restricted stock units, see “—Additional Narrative Disclosures—Equity Awards—Restricted Stock Units” below.

(2)

Represents outstanding unvested shares of restricted stock held by our NEOs as of December 31, 2022. For information on the terms and conditions of the shares of restricted stock, see “—Additional Narrative Disclosures—Equity Awards—Restricted Stock” below.

(3)

The amounts in this column reflect the aggregate market value of outstanding unvested restricted stock units or shares of restricted stock, as applicable, calculated using the value of a share of our common stock on December 30, 2022 (the last trading day of 2022), which was $17.31.

ADDITIONAL NARRATIVE DISCLOSURES

Bonuses

Incentive Compensation Program

During the first quarter of 2022, our Board established an Incentive Compensation Program for the fiscal year 2022 for certain key personnel, including our NEOs, in order to recognize their contributions to our business. Under the Incentive Compensation Program, we provided our NEOs with the opportunity to earn a cash incentive bonus for the 2022 based on our performance as measured by financial, safety and discretionary metrics. For 2022, our NEOs earned the following amounts under the Incentive Compensation Program, which were paid during the first quarter of 2023: (i) Mr. Baker, $999,601, (ii) Mr. Lehner, $546,790 and (iii) Mr. Bouthillette, $478,442.

Retention Bonuses

During the first quarter of 2022, the Company entered into retention agreements with each of our NEOs. The retention agreements provided the following bonuses to our NEOs, which were paid during the first quarter of 2022: (i) Mr. Baker, $2,434,000, (ii) Mr. Lehner, $1,092,000 and (iii) Mr. Bouthillette, $955,500 (each, a “Retention Bonus”).

Each retention agreement provides that in the event that an executive officer terminates employment with the Company prior to the earlier to occur of (i) December 1, 2023 and (ii) the consummation of one or more qualifying transactions approved by the Board (such date, the “Outside Date”) by (A) the Company for cause or (B) the executive officer other than for good reason, the executive officer will be required to repay to the Company an amount equal to the net after-tax amount of the Retention Bonus. In the event that one or more qualifying transactions approved by the Board does not occur prior to December 1, 2023, the executive officer will be required to repay to the Company an amount equal to 50% of the net after-tax amount of the Retention Bonus. Each executive officer will not be subject to clawback of the Retention Bonus in the event the executive officer terminates employment with the Company either (x) prior to the Outside Date by (1) the Company without cause or (2) the executive officer for good reason, or (y) on or following the Outside Date for any reason or no reason at all.

Equity Awards

Restricted Stock Units

In connection with the Merger, certain outstanding equity awards held by our NEOs that were originally granted by QES were converted into awards of KLXE RSUs. Each such converted award is subject to the same terms and conditions, including any vesting requirements and terms of settlement, as were applicable to the QES award immediately prior to the effective time of the Merger.

As of December 31, 2022, Mr. Baker held 16,890 RSUs. Such RSUs vested on February 9, 2023.

As of December 31, 2022, Mr. Lehner held 12,386 RSUs. Such RSUs vested on February 9, 2023.

As of December 31, 2022, Mr. Bouthillette held 8,445 RSUs. Such RSUs vested on February 9, 2023.

Restricted Stock

On March 15, 2022, each of our NEOs were granted an award of restricted stock under the LTIP. Each award vested or will vest in three equal installments on February 1, 2023, February 1, 2024 and February 1, 2025, subject to continued employment on each applicable vesting date.

As of December 31, 2022, Mr. Baker held 184,933 shares of restricted stock, which vested or will vest as follows: (i) 48,978 vested on February 1, 2023, (ii) 12,667 vested on February 1, 2023, (iii) 48,978 will vest on February 1, 2024, (iv) 12,667 will vest on February 1, 2024, (v) 48,977 will vest on February 1, 2025 and (vi) 12,666 will vest on February 1, 2025.

As of December 31, 2022, Mr. Lehner held 66,645 shares of restricted stock, which vested or will vest as follows: (i) 15,549 vested on February 1, 2023, (ii) 6,667 vested on February 1, 2023, (iii) 15,548 will vest on February 1, 2024, (iv) 6,667 will vest on February 1, 2024, (v) 15,548 will vest on February 1, 2025 and (vi) 6,666 will vest on February 1, 2025.

As of December 31, 2022, Mr. Bouthillette held 59,648 shares of restricted stock, which vested or will vest as follows: (i) 13,216 vested on February 1, 2023, (ii) 6,667 vested on February 1, 2023, (iii) 13,216 will vest on February 1, 2024, (iv) 6,667 will vest on February 1, 2024, (v) 13,216 will vest on February 1, 2025 and (vi) 6,666 will vest on February 1, 2025.

Employment Agreements

Each of the NEOs entered into employment agreements with KLXE on May 3, 2020, effective as of the effective time of the Merger, on substantially similar terms as their prior employment agreements with QES. Each employment agreement generally provides for a three-year term beginning at the effective time of the Merger, with automatic renewals for successive one-year periods thereafter. Each employment agreement generally outlines the executive officer’s duties and positions and provides for (i) an annualized base salary, (ii) a target annual bonus equal to 100% of base salary for Mr. Baker, 75% for Mr. Lehner and 75% for Mr. Bouthillette, (iii) eligibility to participate in any equity compensation arrangements or plans offered to senior executives, (iv) an automobile allowance of $1,200 per month and (v) entitlement to benefits made generally available by KLXE to other senior executives.

Each employment agreement provides for the following benefits upon a termination of the executive officer’s employment by KLXE without cause, resignation by the executive officer for good reason, or due to disability: (i) the pro-rata value through the date of termination of the executive officer’s target bonus for the year in which the termination occurs, (ii) a lump sum payment equal to (A) for Mr. Baker, two times Mr. Baker’s base salary or (B) for Messrs. Lehner and Bouthillette, one and one-half times the executive officer’s base salary, (iii) an amount equal to (A) for Mr. Baker, two times Mr. Baker’s target bonus for the year in which the termination occurs or (B) for Messrs. Lehner and Bouthillette, one and one-half times the executive officer’s target bonus for the year in which the termination occurs and (iv) for a period of 18 months following such termination, reimbursement of premiums paid by the executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 to continue coverage in KLXE’s health, dental and vision insurance plans in which the executive and/or his dependents participated immediately prior to the termination (the “COBRA Premium”).

Under each employment agreement, if the executive officer’s employment is terminated for good reason or without cause within 12 months of a change in control, which includes the consummation of the Merger, then, in lieu of the severance benefits described in the preceding paragraph, the executive officer will be entitled to receive: (i) the pro-rata value through the date of termination of the executive officer’s target bonus for the year in which the termination occurs, (ii) a lump sum payment equal to (A) for Mr. Baker, two and one-half times Mr. Baker’s base salary or (B) for Messrs. Lehner and Bouthillette, two times the executive officer’s base salary, (iii) an amount equal to (A) for Mr. Baker, two and one-half times Mr. Baker’s target bonus for the year in which the termination occurs or (B) for Messrs. Lehner and Bouthillette, two times the executive officer’s target bonus for the year in which the termination occurs, and (iv) for a period of 18 months following such termination, reimbursement of the COBRA Premium.

Each employment agreement also contains certain restrictive covenants, including provisions that generally prohibit the executive officer from competing with KLXE and its affiliates or soliciting clients, executives, officers, directors or other employees of KLXE and its affiliates. These restrictions generally apply during the term of the executive officer’s employment and for a period of one year following the termination of such employment.

The employment agreements do not provide a tax gross-up provision for federal excise taxes that may be imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Instead, if the payments and benefits provided to an executive officer constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then the payments and benefits will be either (i) delivered in full or (ii) delivered to such lesser extent as would result in no portion of such amounts being subject to such excise tax, whichever alternative produces the best net after tax position for the executive officer.

Other Benefits

We offer participation in broad-based retirement, health and welfare plans to all of our employees. We maintain a plan intended to provide benefits under section 401(k) of the Code, where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEOs, to save for the future. We provide matching contributions equal to 3% of the first 6% of each employee’s eligible compensation contributed to the plan.

PROPOSAL 3: AMENDMENT TO THE COMPANY’S AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE

THE SUPERMAJORITY VOTING REQUIREMENT TO AMEND THE COMPANY’S BYLAWS

Background

Our Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of stock of the Company, voting as a single class, shall be required to effect the amendment, repeal or adoption by the stockholders of any bylaw adopted or amended by the Board (the “Bylaw Supermajority Voting Requirement”). The Bylaw Supermajority Amendment will eliminate the Bylaw Supermajority Voting Requirement. The Board has unanimously approved the Bylaw Supermajority Amendment, subject to stockholder approval. The Board has unanimously determined that the Bylaw Supermajority Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Bylaw Supermajority Amendment by our stockholders.

Proposed Bylaw Supermajority Amendment

The Board is asking our stockholders to approve the amendment to Article IX of our Amended and Restated Certificate of Incorporation. The text of the Bylaw Supermajority Amendment is attached hereto as Appendix C, with additions marked with bold, underlined text and deletions indicated by strike-out text.

Reasons for the Supermajority Amendments

The Nominating and Corporate Governance Committee of our Board regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are beneficial to the Company and our stockholders. The elimination of the Bylaw Supermajority Voting Requirement and the Charter Supermajority Voting Requirement (defined below; together, the “Supermajority Voting Requirements”) in corporate governance documents is increasingly considered an important aspect of good corporate governance and a concern to many of our investors.

Our Board implemented the current Supermajority Voting Requirements because it believed such thresholds were an important piece of the Company’s governance structure in order to promote continuity and stability and were in the best interests of the Company and its stockholders. The Board also believed that such supermajority voting thresholds enhanced the independence of our directors from special interests and protected the Company from unfair and abusive takeover practices.

Our Board recognizes that removing the Supermajority Voting Requirements is consistent with generally held views of evolving corporate governance practices. Our Board has listened to the views of stockholders and the investor community on this issue and has also considered the limited benefits of the Supermajority Voting Requirements to the Company and its stockholders. In addition, our Board acknowledges that many other public companies have transitioned away from these kinds of supermajority voting provisions. The Board has also considered the fact that removing the Supermajority Voting Requirements will make future amendment of aspects of our Amended and Restated Certificate of Incorporation possible with the affirmative votes of fewer shareholders. In view of these considerations, our Board has unanimously determined to eliminate the Supermajority Voting Requirements as proposed.

Effectiveness of the Bylaw Supermajority Amendment

If the Bylaw Supermajority Amendment is approved by our stockholders, the Bylaw Supermajority Amendment will become effective upon the filing of a Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2023 Annual Meeting. If the Bylaw Supermajority Amendment is not approved by our stockholders, the Amended and Restated Certificate of Incorporation will not be amended, and the Bylaw Supermajority Voting Requirement will remain in effect.

Required Vote of Stockholders

Approval of the Bylaws Supermajority Amendment requires the affirmative vote of a majority in voting power of the outstanding common stock of the Company entitled to vote thereon. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

This Proposal 3 is separate from, and is not conditioned on, the approval of Proposal 1 (the Declassification Amendment), Proposal 4 (the Charter Supermajority Amendment), or Proposal 5 (the Exculpation Amendment). Your votes on Proposals 1, 4 and 5 do not affect your vote on Proposal 3. You can vote FOR, AGAINST, or ABSTAIN from voting on any of these proposals.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT TO AMEND THE COMPANY’S BYLAWS.

PROPOSAL 4: AMENDMENT TO THE COMPANY’S AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE

THE SUPERMAJORITY VOTING REQUIREMENT TO AMEND THE COMPANY’S CHARTER

Background

Our Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of stock of the Company, voting as a single class, shall be required to effect the amendment, repeal or adoption of certain provisions of the Amended and Restated Certificate of Incorporation (the “Charter Supermajority Voting Requirement”). The Charter Supermajority Amendment will eliminate the Charter Supermajority Voting Requirement. Consequently, if the Charter Supermajority Amendment is adopted, our certificate of incorporation will not require that a proposed amendment, alteration, change or repeal of any provision in our certificate of incorporation be subject to approval by a supermajority of our stockholders. The Board has unanimously approved the Charter Supermajority Amendment, subject to stockholder approval. The Board has unanimously determined that the Charter Supermajority Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Charter Supermajority Amendment by our stockholders.

Proposed Charter Supermajority Amendment

The Board is asking our stockholders to approve the amendment to Article X of our Amended and Restated Certificate of Incorporation. The text of the Charter Supermajority Amendment is attached hereto as Appendix D, with additions marked with bold, underlined text and deletions indicated by strike-out text.

Reasons for the Charter Supermajority Amendment

Please see the discussion above in “Reasons for the Supermajority Amendments” in Proposal 3 (the Bylaw Supermajority Amendment), which discusses the Board’s reasoning for eliminating all supermajority voting requirements in the Company’s Amended and Restated Certificate of Incorporation.

Effectiveness of the Charter Supermajority Amendment

If the Charter Supermajority Amendment is approved by our stockholders, the Charter Supermajority Amendment will become effective upon the filing of a Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2023 Annual Meeting. If the Charter Supermajority Amendment is not approved by our stockholders, the Amended and Restated Certificate of Incorporation will not be amended, and the Charter Supermajority Voting Requirement will remain in effect.

Required Vote of Stockholders

Approval of the Charter Supermajority Amendment requires the affirmative vote of 66 2/3% in voting power of the outstanding voting stock of the Company entitled to vote thereon, voting together as a single class. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

This Proposal 4 is separate from, and is not conditioned on, the approval of Proposal 1 (the Declassification Amendment), Proposal 3 (the Bylaw Supermajority Amendment), or Proposal 5 (the Exculpation Amendment). Your votes on Proposals 1, 3 and 5 do not affect your vote on Proposal 4. You can vote FOR, AGAINST, or ABSTAIN from voting on any of these proposals.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENT TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL 5: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW

PROVISIONS REGARDING OFFICER EXCULPATION

Background

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the DGCL. The new Delaware legislation only permits, and, if our Exculpation Amendment is adopted, our Amended and Restated Certificate of Incorporation would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.

The Board has unanimously approved the Exculpation Amendment, subject to stockholder approval. The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.

Proposed Exculpation Amendment

The Board is asking our stockholders to approve the addition of new Article IX of our Amended and Restated Certificate of Incorporation. The text of the Exculpation Amendment is attached hereto as Appendix E, with additions marked with bold, underlined text and deletions indicated by strike-out text.

Reasons for the Exculpation Amendment

The Nominating and Corporate Governance Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, adopting the Exculpation Amendment would ensure that the Company remains able to attract and retain the most qualified officers. The Nominating and Corporate Governance Committee has additionally determined that the proposed provision would not negatively impact stockholder rights. Thus, in light of the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits that the Nominating and Corporate Governance Committee believe would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain quality officers, the Nominating and Corporate Governance Committee recommended to the Board the Exculpation Amendment.

Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, the Company expects its peers to adopt exculpation clauses that limit the personal liability of officers in their certificate of incorporation and failing to adopt the amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Adopting the Exculpation Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. This amendment will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.

Effectiveness of the Exculpation Amendment

If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will become effective upon the filing of a Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2023 Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, the Amended and Restated Certificate of Incorporation will not be amended, and no exculpation will be provided for our officers in the Amended and Restated Certificate of Incorporation.

Vote Required

Approval of the Exculpation Amendment requires the affirmative vote of a majority of the outstanding common stock of the Company entitled to vote thereon. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

This Proposal 5 is separate from, and is not conditioned on, the approval of Proposal 1 (the Declassification Amendment), Proposal 3 (the Bylaw Supermajority Amendment) or Proposal 4 (the Charter Supermajority Amendment). Your votes on Proposals 1, 3 and 4 do not affect your vote on Proposal 5. You can vote FOR, AGAINST, or ABSTAIN from voting on any of these proposals.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION.

PROPOSAL 6: SECOND AMENDMENT AND RESTATEMENT OF

THE KLXE LONG-TERM INCENTIVE PLAN

Background

At the Annual Meeting, stockholders will be asked to approve the Second Amended and Restated KLX Energy Services Holdings, Inc. Long-Term Incentive Plan (the “Second Amended and Restated LTIP”), which increases the number of shares of our common stock that may be issued under the Company’s LTIP and extends the expiration date of the LTIP. As of March 13, 2023, assuming maximum payout of currently outstanding awards, only 44,003 shares of our common stock remained available for issuance under the LTIP. The Board believes that the LTIP has assisted in our recruitment and retention of qualified non-employee directors and key employees and has helped align their interests with the interests of our stockholders. The Board believes that the Second Amended and Restated LTIP will allow us to remain competitive among our peers and to continue to promote these interests. If approved by our stockholders, the Second Amended and Restated LTIP would become effective on March 8, 2023 (the “Second Amendment Effective Date”).

The LTIP originally became effective on September 13, 2018. On December 2, 2020, our Board adopted the Amended and Restated KLX Energy Services Holdings, Inc. Long-Term Incentive Plan (the “First Amended and Restated LTIP”) which increased the number of shares of common stock that may be issued under the LTIP by 632,051 shares. The First Amended and Restated LTIP was approved by our stockholders on February 12, 2021 at a special meeting of KLXE stockholders. On March 8, 2023, the Board adopted the Second Amended and Restated LTIP, subject to the approval of our stockholders. If approved by our stockholders, the Second Amended and Restated LTIP will be effective as of the Second Amendment Effective Date. The purpose of the Second Amended and Restated LTIP is to increase the number of shares of our common stock that may be issued under the LTIP by 1,200,000 shares and extend the expiration date of the LTIP to the tenth anniversary of the Second Amendment Effective Date.

We believe that approval of the Second Amended and Restated LTIP will give us the flexibility to make stock-based awards and other awards permitted under the LTIP over the next three to four years in amounts determined appropriate by the administrator (as defined below); however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested pursuant to the Second Amended and Restated LTIP and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity over the next few years.

As of March 13, 2023, the total number of outstanding shares of our common stock was 16,407,768. When we originally adopted the LTIP, 645,000 shares of common stock were reserved for issuance. If the Second Amended and Restated LTIP is approved by our stockholders, the potential dilution with respect to the 1,200,000 shares we are requesting stockholders to approve will be 7.31%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

Consequences of Failing to Approve the Second Amended and Restated LTIP

The Second Amended and Restated LTIP will not be implemented unless approved by stockholders. If the Second Amended and Restated LTIP is not approved by stockholders, the LTIP will remain in effect in its present form and we will continue to grant awards thereunder until the share reserve under the LTIP is exhausted or the LTIP expires. If that occurs, we may be compelled to increase significantly the cash component of our compensation program, which may not necessarily align the compensation interests of our executive officers, employees and directors with the investment interests of our stockholders, as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders. In addition, if the

Second Amended and Restated LTIP is not approved by stockholders, the LTIP would expire in accordance with its terms on December 2, 2030 (except that any award granted prior to such expiration would extend beyond such expiration until the final disposition of such award).

Description of the Second Amended and Restated LTIP

The following description of the principal terms of the Second Amended and Restated LTIP is a summary and is qualified in its entirety by reference to the full text of the Second Amended and Restated LTIP, a copy of which is attached hereto as Appendix F.

Administration. The Second Amended and Restated LTIP is administered by the Compensation Committee. The Compensation Committee has the full authority to construe and interpret the Second Amended and Restated LTIP, including the authority to determine who will be granted awards, the terms and conditions of awards and the number of shares subject to an award. To the extent permitted by applicable laws, rules and regulations, the Compensation Committee may delegate its authority under the Second Amended and Restated LTIP to subcommittees or individuals, including our officers, subject to certain exceptions.

Eligibility. Awards under the Second Amended and Restated LTIP may be granted to officers, employees, directors, consultants, advisors and independent contractors of KLXE or any of our subsidiaries or joint ventures, partnerships or business organizations in which we or our subsidiaries have an equity interest. We currently have three NEOs, 1,776 other employees and six non-employee directors, all of whom would be eligible to receive awards under the Second Amended and Restated LTIP.

Number of Shares of Common Stock Available for Issuance. The Second Amended and Restated LTIP would increase the number of shares of our common stock available for issuance by 1,200,000 shares (the “Additional Shares”). Accordingly, the Additional Shares will increase the total number of shares of our common stock reserved for issuance as of the Second Amendment Effective Date from 44,003 to 1,244,003. Shares covered by awards granted under the LTIP prior to the Second Amendment Effective Date that are subsequently forfeited or cancelled or otherwise expire without having been exercised or settled generally will become available for issuance pursuant to a new award. In addition, if an award is settled through the payment of cash or other non-stock consideration, the shares subject to the award will become available for issuance pursuant to a new award (except in the case of certain tandem awards). Shares tendered by a participant to pay the exercise price of an award or satisfy a participant’s tax withholding obligations in connection with the exercise or settlement of an award will not be added back to the share reserve. Shares issued pursuant to the Second Amended and Restated LTIP may be authorized but unissued shares, issued shares that have been reacquired by us and that are being held in treasury or any combination thereof. All the shares available for issuance may be issued pursuant to incentive stock options. The closing price of a share of our common stock, as quoted on the Nasdaq on March 13, 2023 was $13.20.

If stockholders approve the Second Amended and Restated LTIP, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the Additional Shares.

Minimum Vesting Limitation. Awards (other than awards that result in the issuance of no more than 5% of the shares available as of the Second Amended and Restated LTIP Effective Date) under the Second Amended and Restated LTIP will vest no earlier than the first anniversary of the applicable grant date. For purposes of grants of awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of stockholders of the Company to the next annual meeting of stockholders of the Company.

Awards Under the Second Amended and Restated LTIP

Generally. The Second Amended and Restated LTIP authorizes the following awards: stock options; stock appreciation rights; restricted stock; restricted stock units; performance stock; performance units and other forms of equity-based or equity-related awards that the Compensation Committee determines to be consistent with the purposes of the Second Amended and Restated LTIP and KLXE’s best interests. The Compensation Committee has the authority to determine the terms and conditions of the awards at the time of grant, including vesting, exercisability, payment and the effect, if any, that a participant’s termination of service will have on an award.

Stock Options. Stock options may be either nonqualified stock options or incentive stock options (within the meaning of Section 422 of the Code. The exercise price of all stock options generally may not be less than 100% of the fair market value of a share of common stock on the date of grant. Options have a term approved by the Compensation Committee, which cannot exceed 10 years. Subject to the provisions of the related award document, the exercise price of a stock option may be paid (i) in cash, (ii) in shares of common stock already owned by the participant, (iii) in a combination of cash and shares, (iv) through net share settlement or (v) through a “cashless exercise” procedure authorized by the Compensation Committee.

Stock Appreciation Rights. A stock appreciation right generally entitles a participant to receive, upon satisfaction of certain conditions, an amount equal to the excess, if any, of the fair market value on the date of exercise of the number of shares of common stock for which the stock appreciation right is exercised over the grant price for such stock appreciation right. The grant price of a stock appreciation right generally may not be less than 100% of the fair market value of a share of common stock on the date of grant. Payments to a participant upon exercise of a stock appreciation right may be made in cash or shares of common stock or a combination of cash and shares. The Compensation Committee may grant stock appreciation rights alone or in tandem with stock options.

Restricted Stock and Performance Stock. An award of restricted stock or performance stock generally consists of one or more shares of common stock granted or sold to a participant, subject to the terms and conditions established by the KLXE Compensation Committee. Restricted stock and performance stock may, among other things, be subject to restrictions on transferability, vesting requirements, performance targets, as applicable, or other specified circumstances under which it may be cancelled.

Restricted Stock Units (“RSUs”) and Performance Units. An RSU or performance unit generally represents the right of a participant to receive one or more shares of common stock, subject to the terms, conditions, restrictions and performance targets, as applicable, established by the Compensation Committee. RSUs and performance units are paid in shares of common stock, cash or a combination of cash and shares with an aggregate value equal to the fair market value of the shares of common stock at the time of payment.

Other Equity Awards. The Compensation Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that it determines to be consistent with the purposes of the Second Amended and Restated LTIP and our interests. These awards may provide for cash payments based in whole or in part on the value (or future value) of shares of common stock, for the acquisition (or future acquisitions) of shares of common stock or for any combination thereof.

Performance-Based Awards. The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of common stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. The performance goals may be comprised of specified levels of any criteria established by the Compensation Committee. The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, operating division or business unit. Performance goals may be measured on an absolute or cumulative basis or on the basis of a percentage of improvement over time. Further, performance goals may be measured in terms of company performance (or performance of the applicable subsidiary, operating division or business unit) or measured relative to selected peer companies or a market index.

Dividends. The Compensation Committee may provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding award. The payments can either be paid currently or deemed to have been reinvested in shares, and can be made in shares, cash or a combination thereof, as the Compensation Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, (i) no dividends or dividend equivalents shall be paid with respect to options or stock appreciation rights and (ii) such payments with respect to an award that are based on dividends paid prior to the vesting of such award shall only be paid out to a participant to the extent that the vesting conditions are subsequently satisfied and the award vests.

Change in Control. Except as otherwise specified in an award document (or in a participant’s employment agreement) and subject to applicable laws, rules and regulations (including Section 409A of the Code), in the event of a change in control, (i) the awards then outstanding may be assumed, or new rights substituted for the awards, by the surviving corporation in the change in control; and (ii) in the event the surviving corporation in a change in control does not assume or substitute for an award (or any portion thereof), the vesting or settlement of the award will be accelerated as of the change in control (with the treatment of performance targets as specified in the award document), and the Board or the Compensation Committee may permit or require participants to surrender outstanding stock options or stock appreciation rights in exchange for a cash payment equal to the difference, if any, between the highest price for a share in the change in control and the exercise or grant price of the stock option or stock appreciation right. For these purposes, an award will be considered assumed if, following the change in control, the award confers the right to purchase or receive, for each share subject to the award immediately prior to the change in control, the consideration (whether stock, cash, or other securities or property) received in the change in control by holders of shares for each share held on the effective date of the change in control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the change in control was not solely common stock of the successor corporation or its parent, the Board or the Compensation Committee may provide for the consideration to be received upon the exercise of the award, for each Share subject to an award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of shares in the change in control.

Substitute Awards. We may assume or substitute awards for outstanding employee equity awards of a company that we acquire or with which we combine. Shares underlying substitute awards are not counted against the number of shares remaining available for issuance under the Second Amended and Restated LTIP.

Deferrals. Subject to applicable laws, the Compensation Committee may, in its sole discretion, permit participants to defer payment or settlement of an award to a date selected by the participant.

Repricing of Options and Stock Appreciation Rights. The Second Amended and Restated LTIP prohibits the direct or indirect repricing of options and stock appreciation rights without stockholder approval.

Adjustment; Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, liquidation, merger or other similar corporate event affecting common stock, the aggregate number of shares of common stock available for issuance under the Second Amended and Restated LTIP, the various limits and the number of shares subject to, and the exercise or grant price of, outstanding awards will be proportionately adjusted by the Compensation Committee in the manner deemed necessary by the Compensation Committee in order to preserve the benefits or potential benefits intended to be made available to participants.

Transferability. Awards granted under the Second Amended and Restated LTIP are not transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order; however, the Compensation Committee may, subject to the terms it specifies in its discretion, permit the transfer of an award (i) to the award-holder’s family members, (ii) to one or more trusts established in whole or in part for the benefit of such family members, (iii) to one or more entities that are owned in whole or in part by such family members or (iv) to any other individual or entity permitted by law.

Amendment and Termination. Subject to applicable laws, our Board may amend the Second Amended and Restated LTIP in any manner that does not require stockholder approval or materially and adversely affect the rights of participants under the Second Amended and Restated LTIP. Our Board has broad authority to amend the Second Amended and Restated LTIP or an award made thereunder without the consent of a participant to the extent that it deems necessary or desirable to comply with, or take into account (i) changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) unusual or infrequently occurring events or market conditions, (iii) significant acquisitions or dispositions of assets or other property by us or (iv) adverse or unintended tax consequences under Section 409A of the Code.

Term of the Second Amended and Restated LTIP. The Second Amended and Restated LTIP will expire on the tenth anniversary of the Second Amendment Effective Date unless earlier terminated by our Board.

Certain Federal Income Tax Consequences

The following discussion of certain of the U.S. federal income tax consequences of awards under the Second Amended and Restated LTIP is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements or court decisions. Any such change may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the Second Amended and Restated LTIP is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

Non-Qualified Stock Options. The grant of a non-qualified stock option does not result in taxable income to the optionee or a deduction for the Company at the time it is granted. Instead, an optionee exercising a non-qualified stock option will generally realize taxable compensation at that time in the amount of the difference between the non-qualified stock option exercise price and the then fair market value of the option shares, and income tax withholding requirements apply upon exercise (for optionees who are employees). Generally, we will be allowed a deduction for federal income tax purposes in an amount equal to the taxable compensation realized by the optionee in the year of exercise. The optionee’s tax basis in the option shares is equal to the non-qualified stock option exercise price paid for the shares plus the amount includable in income upon exercise. At sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending upon how long the shares have been held.

Incentive Stock Options. An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition of the underlying shares generally depend upon whether the optionee was our employee or an employee of any of our subsidiaries at all times from the date of grant until three months preceding exercise (one year in the case of the optionee’s disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the incentive. If the optionee satisfies both the employment rule and the holding rule for income tax purposes, the optionee will not recognize income upon exercise of the incentive stock option and we will not be allowed an income tax deduction at any time. The difference between the incentive stock option exercise price and the amount realized upon disposition of the shares by the optionee will constitute either a long-term capital gain or a long-term capital loss. If the optionee meets the employment rule, but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes the excess of the fair market value of the shares at the date of exercise over the incentive stock option exercise price as ordinary income in the year of the disqualifying disposition. Upon disposition of the shares, any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the shares were held after the stock option was exercised). If the sales price on disposition of the shares is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the incentive stock option exercise price. In both situations, the tax deduction we are allowed will be limited to the ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, we are not required to withhold any federal income tax in the event of a disqualifying disposition. Different consequences may apply for an optionee subject to alternative minimum tax.

Restricted Stock and Performance Stock. Upon the grant of restricted stock, a participant will not recognize taxable income and we will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares on that date (less the price paid, if any, for such shares). Alternatively, a participant may file with the Internal Revenue Service a “section 83(b) election” no later than 30 days after the date of grant of restricted stock, as a result of which the participant will recognize taxable ordinary income at the time of the grant, generally in an amount equal to the fair market value of the shares on the date of grant, less any amount paid for the grant. The amount recognized by the participant is subject to income tax withholding requirements (for participants who are employees). At the time the participant recognizes income with respect to the restricted stock, we are generally entitled to a deduction in an equal amount. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were vested pursuant to the award.

RSUs, Performance Units and Other Equity Awards. A participant who receives a RSU, performance unit or other equity award which includes a performance and/or vesting requirement or other restriction that must be satisfied prior to payment will not recognize any income for federal income tax purposes at the time of the grant of such award and we are not entitled to a deduction at that time. When any part of a RSU, performance unit or other equity award is paid (in the case of cash) or delivered (in the case of shares) to the participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered. Income tax withholding requirements (for participants who are employees) generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize either long-term or short-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount realized and the fair market value of the shares on the date the shares were vested or delivered to the participant pursuant to the award.

Impact of Section 409A. Section 409A of the Code generally applies to deferred compensation. Generally speaking, “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is “vested” on the date that the participant’s right to receive the amount is no longer conditioned on the participant’s performance of services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation. Stock options, restricted stock awards, performance stock awards, RSUs, performance units, and other equity awards available under the Second Amended and Restated LTIP are designed either to be exempt from the requirements of Section 409A of the Code or to satisfy its requirements. Awards subject to Section 409A of the Code that fail to satisfy its requirements will subject the award holder to immediate taxation, an interest penalty, and an additional 20% tax on the amount underlying the award.

Limitations on Section 162(m) Deduction. Section 162(m) of the Code imposes a limit on the amount a company may deduct for U.S. tax purposes for compensation paid to executive officers covered by Section 162(m) of the Code. A company’s principal executive officer and principal financial officer serving at any time during the taxable year, its three other most highly compensated executive officers employed at the end of the taxable year and any employee who was covered under Section 162(m) for any earlier tax year that began after December 31, 2016 will be covered by Section 162(m) of the Code. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) of the Code will be fully deductible in light of the deductibility limitations of Section 162(m) of the Code. The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes that such payments are appropriate and in our best interests, taking into consideration changing business conditions, the need to provide competitive compensation and retain the services of our executive officers, and the performance of our executive officers. The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of us and our stockholders.

New Plan Benefits

The number of awards that our named executive officers, other executive officers, directors and other employees may receive under the Second Amended and Restated LTIP will be determined in the discretion of the Compensation Committee in the future, and the Compensation Committee has not made any determination to make future grants to any persons under the Second Amended and Restated LTIP as of the date of this proxy statement. Therefore, it is not possible to determine the benefits that will be received in the future by such participants in the Second Amended and Restated LTIP or the benefits that would have been received by such participants if the Second Amended and Restated LTIP had been in effect in the year ended December 31, 2022.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2022 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights: (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
LTIP(1)	37,721	—	44,003
ESPP(2)	—	—	—
Equity compensation plans not approved by security holders	—	—	—

Total	37,721	—	44,003

(1)	The plan reported in this row is our LTIP.
(2)	The plan reported in this row is our Employee Stock Purchase Plan (as amended from time to time, the “ESPP”), which was terminated by the Company effective as of December 31, 2022.

Required Vote of Stockholders

Approval of the Second Amended and Restated LTIP Proposal requires the affirmative vote of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the Second Amended and Restated LTIP Proposal. Abstentions will have the same effect as a vote “AGAINST” the Second Amended and Restated LTIP Proposal. Broker non-votes will have no effect on the outcome of the Second Amended and Restated LTIP Proposal.

THE KLXE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE SECOND AMENDED AND RESTATED LTIP PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Greene’s Transaction

On March 8, 2023, we completed the acquisition of all of the equity interests of Greene’s Energy Group, LLC (“Greene’s”), including $1.7 million in cash remaining with Greene’s (the “Greene’s Acquisition”), pursuant to that certain purchase and sale agreement dated March 8, 2023, between Greene’s Holding Corporation, the direct parent of Greene’s (“Greene’s Seller”), and the Company (the “Purchase Agreement”). The total consideration for the Greene’s Acquisition under the Purchase Agreement consisted of the issuance of approximately 2.4 million shares of the Company’s common stock, par value $0.01 per share (the “Stock Consideration”), subject to customary post-closing adjustments, representing 14.7% of the fully diluted common stock of the Company with an implied enterprise value of approximately $30.3 million based on a 30-day volume weighted average price as of March 7, 2023 less acquired cash.

Registration Rights Agreements

On March 8, 2023, we entered into a Registration Rights and Lock-Up Agreement with Greene’s Seller in connection with the Greene’s Acquisition, pursuant to which Greene’s Seller and certain of its affiliates will have certain shelf, underwritten offering and piggyback rights with respect to the Stock Consideration upon the terms and subject to the conditions set forth therein. The Registration Rights and Lock-Up Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.

Additionally, pursuant to the terms of the Greene’s Registration Rights and Lock-Up Agreement, Greene’s Seller agreed, subject to certain customary exceptions, not to, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of 66 2/3% of the Stock Consideration for specified periods of time ranging from six to twelve months following the closing of the acquisition, as described therein.

On May 3, 2020, we entered into a registration rights agreement with certain stockholders, including Archer Holdco LLC, Geveran Investments Limited, Famatown Finance Limited, Robertson QES Investment LLC, Quintana Energy Partners—QES Holdings LLC, Quintana Energy Fund—TE, L.P. and Quintana Energy Fund—FI, L.P., each a current or former 5% stockholder of the Company, relating to the shares of KLXE common stock issued as the merger consideration to such holders under the merger agreement related to our acquisition of Quintana Energy Services Inc., pursuant to which such stockholders have certain shelf, demand registration and piggyback rights upon the terms and subject to the conditions set forth therein. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.

On September 14, 2018, we entered into registration rights agreements with each of Amin J. Khoury and Thomas P. McCaffrey. Under the registration rights agreements, each of Amin J. Khoury and Thomas P. McCaffrey have demand registration and customary piggyback registration rights. The registration rights agreements also provide that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act. We may also file a resale/reoffer prospectus related to the sale of restricted stock held by each of Amin J. Khoury and Thomas P. McCaffrey.

Procedures for Review, Approval and Ratification of Transactions with Related Persons

Our Amended and Restated Certificate of Incorporation provides that no contract or transaction between us and one or more of our directors or officers (including entities or other organizations in which one or more of our directors or officers have a financial interest), shall be void or voidable solely for that reason, or because such director or officer is present at, participates in, or vote is counted at the meeting where the contract or transaction is authorized, if (i) the material facts of the director’s or officer’s interest in the contract or transaction are disclosed to or known by the Board or committee thereof and the Board or such committee thereof in good faith authorizes the contract or transaction by an affirmative vote of a majority of the disinterested directors (even if less than a quorum), (ii) the material facts of the director’s or officer’s interest in the contract or transaction are disclosed to or known by the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders or (iii) the contract or transaction is fair to our Company at the time that it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

Our Board adopted a written policy pursuant to which our Audit Committee will be presented with a description of any related party transactions for them to consider for approval. The policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Business Conduct, a copy of which is posted on our website (www.KLXEnergy.com).

The policy generally provides that our management gather information with respect to actual or potential related party transactions and then present to the Audit Committee for approval any transaction to which the Company or any of its subsidiaries is a participant at or above an amount which exceeds $120,000 in which the related person may have a direct or indirect interest. In determining whether to approve or ratify a related party transaction, we expect the Audit Committee to consider the following: whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the related party transaction. The policy also identifies certain types of transactions that our Board has pre-identified as not involving a direct or indirect material interest and are, therefore, not considered related party transactions for purposes of the policy.

Furthermore, under our Code of Business Conduct, our Law Department will review all proposed transactions between the Company and a related person (such as an individual related to a Company employee, or such director’s family), together with all information concerning the proposed transaction. In determining whether the proposed transaction will be approved, the factors our Law Department may consider include (i) whether the transaction was the product of fair dealing, taking into account the timing, initiation, structure and negotiations of the transaction, and whether the related person’s interest was disclosed to us, (ii) whether similar terms would have been obtained from arm’s length negotiations with a third party and (iii) the availability of other sources for comparable products or services.

PROPOSAL 7: RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as independent registered public accounting firm to audit the consolidated financial statements for the year ending December 31, 2023 and presents this appointment to the stockholders for ratification.

Although stockholder approval of this appointment is not required, the Audit Committee and the Board believe that submitting the appointment to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accounting firm, but still may retain them. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Deloitte & Touche LLP acted as our independent registered public accounting firm for the 2022 fiscal year. In addition to its audit of our consolidated financial statements, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates performed certain non-audit services.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

For information concerning the appointment of Deloitte & Touche LLP, see Report of the Audit Committee of the Board of Directors above. For information concerning fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, see “Principal Accountant Fees and Services” below.

Required Vote of Stockholders

Ratification of the selection of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of the recordholders of a majority in voting power of the shares present virtually or by proxy at the meeting and entitled to vote on such question.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

AUDIT MATTERS

Deloitte & Touche LLP has audited the financial statements of the Company since 2018.

When considering Deloitte & Touche LLP’s independence, the Audit Committee considered whether its provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates for audit and non-audit services.

Principal Accountant Fees and Services

The following table sets forth by category of service the fees incurred in engagements performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, for professional services rendered to the Company for the fiscal year ended December 31, 2022 and for the Transition Period ended December 31, 2021.

	December 31, 2022	December 31, 2021
	(in Thousands)	(in Thousands)
Audit Fees	$1,600	$1,755
Audit-Related Fees	—	—
Tax Fees	29	—
All Other Fees	—	—

Total	$1,629	$1,755

Audit Fees

Audit fees for the fiscal year ended December 31, 2022 and the Transition Period ended December 31, 2021 were $1.6 million and $1.8 million, respectively. Such audit fees consist of aggregate fees, including expenses, billed and reasonably expected to be billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates in connection with the annual audit and in connection with certain registration statements on Forms S-3 and S-8.

Audit-Related

There were no audit-related fees or expenses billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates for the fiscal year and Transition Period ended December 31, 2022 and December 31, 2021.

Tax Fees

Tax fees for the fiscal year and Transition Period ended December 31, 2022 and December 31, 2021 were $28,750 and $0. Such tax fees consist of tax advisory services.

All Other Fees

There were no other fees or expenses billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates not otherwise described above.

Pre-Approval Policies and Procedures

The Audit Committee approves all audit and audit-related services, tax services and other services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates. The Audit Committee approved all services rendered by Deloitte & Touche LLP in the fiscal year ended December 31, 2022, in accordance with these policies.

Any services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement. In 2022, none of the fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates were approved pursuant to the de minimis exception.

In making its recommendation to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, the Audit Committee has considered whether the services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with that firm’s independence in the conduct of its auditing function.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

We have reviewed and discussed the audited consolidated financial statements for the twelve months ended December 31, 2022 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including, among other things, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communication with Audit Committees,” and discussed and reviewed the results of Deloitte & Touche LLP’s audit of the Company’s consolidated financial statements. The Audit Committee also discussed the results of internal audit examinations.

The Company’s independent auditors also provided to us the written disclosures and the annual communication required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche LLP’s independence, we considered whether their provision of services to the Company, beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements, was consistent with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates for audit and non-audit services.

Based on our review, these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K.

With respect to the above matters, the Audit Committee submits this report.

John T. Whates, Esq., Chairman

John T. Collins

Gunnar Eliassen

Dag Skindlo

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT

AND THE ANNUAL MEETING

Q. Why are you receiving these Proxy Materials?

The Proxy Materials are furnished in connection with the solicitation of proxies by the Board for use at the Company’s 2023 Annual Meeting of Stockholders or any postponement or adjournment thereof. The Annual Meeting will be held virtually on May 10, 2023, at 9:00 a.m., Central Daylight Time, solely online via a live webcast at www.meetnow.global/M9W45YM. The Proxy Materials include the notice of annual meeting of stockholders, this Proxy Statement for the Annual Meeting, a 2022 Annual Report and the Proxy Card or, for shares held in “street name” (held for your account by a broker or other nominee), a voting instruction form, for the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

On or about March 28, 2023, the Company will begin mailing a Notice of Internet Availability instead of a paper copy of our Proxy Materials to stockholders entitled to vote at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our Proxy Materials. All stockholders who have so requested will receive a paper copy of the Proxy Materials by mail. We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our Proxy Materials. We have also made the Proxy Materials available free of charge on our website at www.KLXEnergy.com. Any information contained on or available through our website is not a part of, or incorporated into, this Proxy Statement and you should not consider it a part of the Proxy Materials. Interested parties may also obtain an electronic or printed copy of the Proxy Materials, free of charge, by sending a written request to KLX Energy Services Holdings, Inc. at 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056, Attn: Corporate Secretary, or by emailing investors@klxenergy.com.

Q. When and where will the Annual Meeting take place?

The Annual Meeting will be held virtually via webcast at 9:00 a.m., Central Daylight Time, on May 10, 2023. The Annual Meeting can be accessed by visiting www.meetnow.global/ M9W45YM, where stockholders will be able to participate and submit questions during the Annual Meeting. Stockholders will also be able to vote their shares online by attending the Annual Meeting by webcast. You will not be able to attend the Annual Meeting physically in person.

Even if you plan to attend the Annual Meeting, KLXE recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Annual Meeting. Shares held in “street name” may be voted by you at the Annual Meeting only if you obtain a signed legal proxy from your bank, broker or other nominee giving you the right to directly vote the shares.

To participate in the Annual Meeting, you will need to review the information included on your Proxy Card or on the instructions that accompanied your Proxy Materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Central Daylight Time. KLXE encourages you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Q. How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Proxy Card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your KLXE holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on May 5, 2023.

You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

KLXE Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q. What if I have trouble accessing the Annual Meeting?

The virtual Annual Meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is no longer supported. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the Annual Meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 or 1-781-575-2748 for technical support. Participants should allow plenty of time to log in and to make sure that they can hear streaming audio prior to the start of the Annual Meeting.

Q. Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on March 13, 2023 are entitled to receive notice of and the right to vote at the Annual Meeting. As of the close of business on March 13, 2023, there were 16,407,768 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Holders of common stock do not have the right to cumulative voting in the election of directors.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination ten days before the Annual Meeting. If you would like to inspect the list of Company stockholders of record, please contact the Investor Relations department at investors@klxenergy.com. Beginning 15 minutes prior to, and during, the Annual Meeting, the list of our stockholders of record will be available for viewing by stockholders on the virtual Annual Meeting site.

Q. How do you vote your shares?

If you are a stockholder of record, there are four ways to vote:

•

Virtually During the Meeting—you may vote online during the virtual Annual Meeting held at www. meetnow.global/M9W45YM. To be admitted to the Annual Meeting and vote your shares, you must provide the control number located on your Notice of Internet Availability or Proxy Card;

•

Internet—visit www.investorvote.com/KLXE and follow the instructions provided on the Notice of Internet Availability or Proxy Card. You must have the control number that is on the Notice of Internet Availability or Proxy Card when voting;

•

Telephone—within the U.S. or Canada, call toll-free 1-800-652-8683 and follow the instructions. You must have the control number that is on the Notice of Internet Availability or Proxy Card when voting; or

•

Mail—if you have requested a paper copy of the Proxy Materials, complete, sign and date the Proxy Card and return the Proxy Card in the prepaid envelope. Your Proxy Card must be received by the Corporate Secretary of the Company before the voting polls close at the Annual Meeting.

If you vote by Internet or telephone, do not return your Proxy Card. Submitting your proxy by Internet or telephone will not affect your right to vote electronically should you decide to attend and participate in the virtual Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q. What if you receive more than one Proxy Card or voting instruction form?

This means that you may have more than one account at Computershare, with a nominee or both. Please vote all Proxy Cards and voting instruction forms that you receive so that all the shares that you own will be represented at the Annual Meeting.

Q. What can you do if you change your mind after you submit your proxy?

Your proxy is revocable. If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Corporate Secretary of the Company before the voting polls close at the Annual Meeting;

•	resubmitting your proxy by Internet or telephone;

•	delivering a written notice of revocation of the proxy that is received by the Corporate Secretary of the Company before the voting polls close at the Annual Meeting; or

•	voting electronically at the virtual Annual Meeting by following the instructions to vote at www. meetnow.global/M9W45YM.

If you are an owner of shares in “street name,” or a beneficial owner, you may submit new voting instructions by contacting your broker, bank or other nominee or by voting online during the Annual Meeting. Voting online during the Annual Meeting will replace any previous votes.

Q. What happens if you do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on your proxy. If a properly executed proxy gives no specific instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares in “street name” and do not provide your broker, bank or other nominee with specific voting instructions, your vote will result in a “broker non-vote.”

Your broker, bank or other nominee is not permitted to vote on your behalf in the Declassification Amendment (Proposal 1), the election of directors (Proposal 2), the Bylaw Supermajority Amendment (Proposal 3), the Charter Supermajority Amendment (Proposal 4), the Exculpation Amendment (Proposal 5), or the Second Amended and Restated LTIP Proposal (Proposal 6). Accordingly, if you do not provide timely voting instructions to your broker, bank or other nominee that holds your shares, your vote will not count. The broker nominee, however, will be able to vote on the ratification of the selection of the Company’s independent auditor (Proposal 7) even if it does not receive your instructions, so no broker non-votes are expected to exist in connection with this proposal.

Q. What proposals will be voted on at the Annual Meeting, and what votes are required to approve each of the proposals?

The required vote for each of the proposals expected to be acted upon at the Annual Meeting and the treatment of abstentions and broker non-votes under each proposal are described below:

Proposal 1—Amendment to the Certificate of Incorporation to declassify Board. The Declassification Amendment must be approved by the affirmative vote of at least 66 2/3% of the voting power of the outstanding voting stock of the Company, voting together as a single class. As a result, abstentions and broker non-votes will have the same effect as a vote “against” the proposal.

Proposal 2—Election of Class II directors. Directors are elected by a plurality of the voting power of the outstanding shares of the Company that are present in person or represented by proxy and entitled to vote on the election of directors, with the nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will have no effect on the outcome.

Proposal 3—Amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements required to amend the Company’s bylaws . The Bylaw Supermajority Amendment must be approved by the affirmative vote of at least a majority of the outstanding common stock of the Company entitled to vote thereon. As a result, abstentions and broker non-votes will have the same effect as a vote “against” the proposal.

Proposal 4—Amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements required to amend the Company’s certificate of incorporation . The Charter Supermajority Amendment must be approved by the affirmative vote of at least 66 2/3% of the voting power of the outstanding voting stock of the Company, voting together as a single class. As a result, abstentions and broker non-votes will have the same effect as a vote “against” the proposal.

Proposal 5—Amendment to the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. The Exculpation Amendment must be approved by the affirmative vote of at least a majority of the outstanding common stock of the Company entitled to vote thereon. As a result, abstentions and broker non votes will have the same effect as a vote “against” the proposal.

Proposal 6—Amendment to the KLX Energy Services Holdings, Inc. LTIP. The Second Amended and Restated LTIP Proposal must be approved by the affirmative vote of majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the question. As a result, abstentions will have the same effect as a vote “against” the proposal, but broker non-votes will have no effect on the outcome.

Proposal 7—Ratification of selection of independent registered public accounting firm. This Auditor Ratification Proposal must be approved by the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the question. As a result, abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will not be considered entitled to vote on this proposal and will therefore have no effect on the vote outcome. As discussed above, we do not expect any broker non-votes with respect to this proposal.

Q. What are “broker non-votes,” “withhold” votes, and “abstentions” and their effect on each proposal?

A broker non-vote occurs when a broker, bank, trust or other nominee or custodian holding shares for a beneficial owner in “street name” does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting.

At the Annual Meeting, your broker nominee will not be able to submit a vote on any matter other than the Auditor Ratification Proposal, unless it receives your specific instructions. If the broker nominee does not receive your specific instructions for the remaining proposals, it will submit a broker non-vote.

Broker non-votes are counted as present and entitled to vote for quorum purposes, but are not considered entitled to vote and will have no effect on the outcome of the Second Amended and Restated LTIP Proposal (Proposal 6) or the Auditor Ratification Proposal (Proposal 7). However, because the Declassification Amendment (Proposal 1), the Bylaw Supermajority Amendment (Proposal 3), the Charter Supermajority Amendment (Proposal 4), and the Exculpation Amendment (Proposal 5) require the affirmative vote of a minimum threshold of the voting power of the outstanding voting stock of the Company, broker non-votes will have the effect of a vote “against” these proposals. Because there is no minimum vote required for the election of directors, broker non-votes will have no effect on the outcome of the election of directors (Proposal 2).

The broker nominee, however, will be able to vote on the Auditor Ratification Proposal even if it does not receive your instructions, so no broker non-votes are expected to exist in connection with this proposal.

An abstention (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) has the same effect as voting “AGAINST” the Declassification Amendment (Proposal 1), the Bylaw Supermajority Amendment (Proposal 3), the Charter Supermajority Amendment (Proposal 4), the Exculpation Amendment (Proposal 5), the Second Amended and Restated LTIP Proposal (Proposal 6), and the Auditor Ratification Proposal (Proposal 7).

Votes that are “withheld” from a director’s election will not affect the outcome of the vote on the election of a director, except that if a nominee receives a number of “WITHHOLD” votes that equals or exceeds the number of “FOR” votes, that nominee must submit such director’s offer of resignation to the Chairman of the Board. See “Nomination of Directors” above.

Abstentions and “withhold” votes are counted as present and entitled to vote for purposes of determining a quorum.

Q. How many votes must be present to hold the Annual Meeting?

A quorum is necessary for conducting a valid meeting. Holders of a majority of the outstanding shares of our common stock as of the record date of March 13, 2023 who are entitled to vote must be present, virtually or by proxy, to constitute a quorum at the Annual Meeting. Abstentions, broker non-votes and “withhold” votes will be counted as present and entitled to vote for purposes of determining a quorum.

Q. Will you have a chance to ask questions at the Annual Meeting?

We are aware of concerns that virtual meetings may diminish stockholder voices or reduce accountability and are taking steps to address these concerns. For example, our virtual meeting format enhances, rather than constrains, stockholder access, participation and communication because the online format allows stockholders to communicate with us during the Annual Meeting so they can ask questions to our Board, management and a representative from our independent registered public accounting firm.

We have reserved 15 minutes for stockholder questions at our Annual Meeting. We will answer stockholder questions as they come in, as time permits. We are committed to publicly answering each question received following the Annual Meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Please direct any matters of individual concern to investors@klxenergy.com. Although the live webcast is available only to stockholders as of the record date at the time of the Annual Meeting, the webcast of the Annual Meeting will be archived for the public for one year after the date of the Annual Meeting at www.KLXEnergy.com.

Q. How are proxies being solicited and who pays the solicitation expenses?

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this Proxy Statement and Proxy Materials, will be borne by the Company. The Company has retained Georgeson LLC to assist in the solicitation of proxies for the Annual Meeting. For these services, the Company will pay Georgeson LLC $11,000 and will reimburse for reasonable out-of-pocket expenses. Additionally, proxies may be solicited by our officers, directors and employees personally or by telephone, e-mail or other forms of communication. The Company may also request banks, brokerage firms, custodians, nominees and fiduciaries to forward Proxy Materials to beneficial owners of the Company’s common stock. The costs of the solicitation, including reimbursements of any forwarding expenses, will be paid by the Company.

Q. You share an address with another stockholder. Why did you receive only one copy of the Proxy Materials, and how may you obtain an additional copy of the Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for the Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single set of the Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.

A number of brokers with account holders who are stockholders may be “householding” the Company’s Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise, until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company at 3040 Post Oak Boulevard, 15th Floor, Houston, TX 77056, Attn: Corporate Secretary or (832) 844-1015, and the Company will promptly deliver such additional materials to you. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and Proxy Statements by contacting your broker.

Q. Whom do you call if you have questions about the Annual Meeting?

If you have questions about the Annual Meeting, or desire additional copies of this Proxy Statement or additional proxies, you may contact:

KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, TX 77056

(832) 844-1015

Attention: Corporate Secretary

Georgeson LLC

1290 Avenue of the America’s, 9th Floor

New York, NY 10104

Stockholders, banks and brokers may call toll free: 1-888-624-2255

Or (781) 575-2137 (for all those outside of the U.S.)

Q. How will the results of voting be announced?

The Company expects to announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days after the Annual Meeting.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2024 pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company at its executive offices no later than November 29, 2023, to be considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting. That date is 120 calendar days before the one-year anniversary of the March 28, 2023, mail date for this Proxy Statement.

For notice of a stockholder proposal to be considered timely, but not included in the proxy materials for the 2024 Annual Meeting, a stockholder’s proposal must be delivered to, or mailed and received by, the Corporate Secretary of the Company in accordance with Section 2.09 of the Company’s Fourth Amended and Restated Bylaws. To be timely, a stockholder proposal, including nomination of a director, must be submitted not later than the close of business on the 90th day (February 12, 2024) nor earlier than the close of business on the 120th day (January 11, 2024) in advance of the anniversary date of the prior year’s Annual Meeting of Stockholders.

In addition to satisfying the requirements under the Company’s Fourth Amended and Restated Bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2024. However, if the date of the 2024 Annual Meeting is more than 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, then such written notice must be delivered by the later of (x) the 10th day following the public announcement of the date of the 2024 Annual Meeting is first made by the Company and (y) the date which is 60 days prior to the date of the 2024 Annual Meeting.

OTHER MATTERS

The Board is not aware of any matters that will be brought before the meeting other than as described in this Proxy Statement. However, if any matters properly come before the meeting that are not specifically set forth on the Proxy Card and in this Proxy Statement, the persons designated as proxies will have authority to vote thereon in accordance with their best judgment.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE TO EACH PERSON TO WHOM A NOTICE OF INTERNET AVAILABILITY IS DELIVERED UPON WRITTEN REQUEST ADDRESSED TO 3040 POST OAK BOULEVARD, 15TH FLOOR, HOUSTON, TX 77056, ATTN: CORPORATE SECRETARY.

APPENDIX A

Reconciliation of Consolidated Net Income to Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions, (v) costs incurred related to the COVID-19 pandemic and (vi) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business. Adjusted EBITDA is used to calculate the Company’s leverage ratio, consistent with the terms of the Company’s asset-based lending facility.

We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted EBITDA to Consolidated net loss, the most directly comparable GAAP financial measure, for the periods indicated:

(Unaudited – In millions of U.S. dollars)

	Year Ended December 31, 2022	Transition Period Ended December 31, 2021
Consolidated net loss	$3.1	$93.8
Income tax expense	0.6	0.3
Interest expense, net	35.0	29.4

Operating income (loss)	32.5	(64.1)
Bargain purchase gain	—	0.5
One-time costs	—	6.5

Adjusted operating income (loss)	36.9	(57.1)
Depreciation and amortization	56.8	53.8
Non-cash compensation	3.0	3.2

Adjusted EBITDA	$96.7	$(0.1)

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APPENDIX B

Amendment to Amended and Restated Certificate of Incorporation

Additions to the Amended and Restated Certificate of Incorporation pursuant the Declassification Amendment contemplated by Proposal 1 are indicated below by bold, underlined text and deletions contemplated thereby are indicated below by strike-out text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company’s Quarterly Report on Form 10-K filed with the SEC on September 8, 2020.

The proposed Declassification Amendment changes to Article V are set forth below:

(3) ~~The~~ Until the election of directors at the 2025 annual meeting of stockholders, the Board shall be divided into three classes (each such class, a “Class”), as nearly equal in number as possible, designated: Class I, Class II and Class III. ~~As soon as practicable following the effectiveness of this Certificate of Incorporation, and thereafter from time to time following any increase or decrease in the number of directors, the number of directors in each Class shall be apportioned by the Board to be as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.~~ Commencing with the election of directors at the 2023 annual meeting of stockholders, the directors of the Class whose terms expire at such annual meeting shall be elected for a one-year term ending at the next annual meeting of stockholders. Commencing with the election of directors at the 2025 annual meeting of stockholders and for each annual meeting of stockholders thereafter, the Board shall no longer be classified and all of the directors shall be elected annually for a term expiring at the next annual meeting of stockholders.

(4) Each director shall hold office until the end of the term provided for such director in paragraph (~~5~~3) or (~~8~~6) of this Article V, and thereafter until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal in the manner hereinafter provided.

~~(5) Except as provided in paragraph (8) of this Article V, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director initially appointed as a Class I director shall serve for an initial term expiring at the Corporation’s first annual meeting of stockholders following the effectiveness of this Certificate of Incorporation; each director initially appointed as a Class II director shall serve for an initial term expiring at the Corporation’s second annual meeting of stockholders following the effectiveness of this Certificate of Incorporation; and each director initially appointed as a Class III director shall serve for an initial term expiring at the Corporation’s third annual meeting of stockholders following the effectiveness of this Certificate of Incorporation.~~

(5~~6~~) Any director or the entire Board may be removed from office ~~only for~~ with or without cause ~~and only by~~ upon the affirmative vote of at least ~~sixty-six and two-thirds percent (66 2/3%)~~ a majority of the ~~total~~ voting power of the ~~outstanding shares of the capital~~ then-outstanding voting stock of the Corporation entitled to vote in any annual election of directors ~~or Class of directors~~, voting together as a single class.

~~(7)~~ Vacancies occurring on the Board for any reason, including, without limitation, vacancies occurring as a result of the death, resignation, retirement, disqualification or removal from office of a director, or the creation of new directorships that increase the number of directors, shall solely be filled by a majority vote of the directors then in office, even if the number of such directors is less than a quorum, or by a sole remaining director, or by the written consent of such directors as permitted by the General Corporation Law and as provided in the Bylaws of the Corporation, and shall not be filled by the stockholders.

~~(8) Any director chosen to fill a vacancy pursuant to paragraph (7) of this Article V shall, at the time such director is chosen or as soon as practicable thereafter, be designated by the Board as either a Class I, Class II or~~

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~~Class III director, with such Class corresponding to the Class in which such vacancy existed. Such director shall serve for a term equal to the remainder of the term of the other directors of such Class in office at the time such vacancy was filled (or, if no other directors are a member of such Class at such time, for a term equal to the remainder of the term that a director of such Class would have served had such director been in office at the time of the effectiveness of this Certificate of Incorporation and served continuously as a director until the time that such vacancy was filled).~~

(6) Any director chosen to fill a vacancy pursuant to paragraph (5) of this Article V, shall serve for a term expiring at the next annual meeting of stockholders.

(7~~9~~) At any meeting of stockholders at which directors are elected, directors shall be elected by a plurality of the voting power of the shares entitled to vote on the election of directors and present in person or by proxy at the meeting. Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the Bylaws of the Corporation.

(8~~11~~) Nothing in this Article V shall be deemed to affect or restrict (i) any rights of the holders of any series of Preferred Stock to elect directors as provided for or fixed pursuant to the provisions of Article IV, or (ii) the ability of the Board to provide, pursuant to Article IV, for the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any series of Preferred Stock, including with regard to those directors, if any, to be elected by the holders of any series of Preferred Stock.

B-2

APPENDIX C

Amendment to Amended and Restated Certificate of Incorporation

Additions to the Amended and Restated Certificate of Incorporation pursuant the Bylaw Supermajority Amendment contemplated by Proposal 3 are indicated below by bold, underlined text and deletions contemplated thereby are indicated below by strike-out text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company’s Quarterly Report on Form 10-K filed with the SEC on September 8, 2020.

The proposed Bylaw Supermajority Amendment changes to Article IX are set forth below:

In furtherance and not in limitation of the powers conferred by the General Corporation Law, the Board shall expressly have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the entire Board. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of at least ~~sixty-six and two-thirds percent (66 2/3%)~~ a majority of the voting power of the then-outstanding voting stock of the Corporation, voting together as a single class, shall be required for our stockholders to amend, repeal or adopt any provision of the Bylaws of the Corporation.

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APPENDIX D

Amendment to Amended and Restated Certificate of Incorporation

Additions to the Amended and Restated Certificate of Incorporation pursuant the Charter Supermajority Amendment contemplated by Proposal 4 are indicated below by bold, underlined text and deletions contemplated thereby are indicated below by strike-out text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company’s Quarterly Report on Form 10-K filed with the SEC on September 8, 2020.

The proposed Charter Supermajority Amendment changes to Article X are set forth below:

(2) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or this Certificate of Incorporation, the affirmative vote of at least ~~sixty-six and two-thirds percent (66 2/3%)~~a majority of the voting power of the then-outstanding voting stock of the Corporation, voting together as a single class, shall be required for our stockholders to amend, repeal or adopt any provisions of this Certificate of Incorporation ~~inconsistent with Article V, paragraphs (2) and (4) of Article VII, or this Article X of this Certificate of Incorporation~~.

D-1

APPENDIX E

Amendment to Amended and Restated Certificate of Incorporation

Additions to the Amended and Restated Certificate of Incorporation pursuant to the Exculpation Amendment contemplated by Proposal 5 are indicated below by bold, underlined text and deletions contemplated thereby are indicated below by strike-out text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company Quarterly Report on Form 10-K filed with the SEC on September 8, 2020.

The proposed Exculpation Amendment addition of Article IX is set forth below:

ARTICLE IX

Exculpation

To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. For the avoidance of all doubt, notwithstanding any other provision in this Certificate of Incorporation, no amendment to, modification of or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.

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APPENDIX F

Second Amended and Restated KLX Energy Services Holdings, Inc. Long-Term Incentive Plan

1. Purposes of the Plan

The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

2. Definitions and Rules of Construction

(a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change in Control” has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant. If there is no employment or consulting agreement or if the employment agreement or consulting agreement contains no such term, “Change in Control” means:

(i) The consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to the reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to the reorganization, merger, consolidation or other transaction;

(ii) The consummation of a liquidation or dissolution of the Company;

(iii) The sale of all or substantially all of the assets of the Company;

(iv) Individuals who, as of the Effective Date of this Plan, constitute the Board(the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(v) The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of more than 50% of either the then outstanding Shares of the Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (A) the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest, (B) any person, entity or “group” that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or a Controlling Interest or (C) any employee benefit plan of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest.

(vi) Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, the payment or settlement of which will accelerate upon a Change in Control, no event set forth in an agreement applicable to a Participant or clauses (i), (ii) or (iii) will constitute a Change in Control for purposes of the Plan and any Award Document unless the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable guidance, rulings and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 16(b) of the Exchange Act; provided, however, that if any Committee member is found not to have the qualification requirements of Section 16(b), any actions taken or Awards granted shall not be invalidated by this failure to so qualify; and provided, further, that the Board may perform any duties delegated to the Committee and in these instances, any reference to the Board shall be deemed a reference to the Committee.

“Common Stock” means the common stock of the Company, par value $0.01 per Share, or such other class of Share or other securities as may be adjusted under Section 13(b) of the Plan.

“Company” means KLX Energy Services Holdings, Inc., a Delaware corporation, or any successor to all or substantially all of its business that adopts the Plan.

“Disability” has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant. If there is no employment or consulting agreement or such agreement contains no such term, “Disability” has the meaning set forth in the long-term disability plan applicable to the Participant. Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, the payment or settlement of which will accelerate upon a disability, “Disability” will have the meaning ascribed thereto under Section 409A of the Code.

“Effective Date” has the meaning set forth in Section 15 of the Plan.

“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value of the Share as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a Share of Common Stock shall equal the closing selling price of a Share of Common Stock on the trading day immediately preceding the date on which the valuation is made as reported on the composite tape for securities listed on the Nasdaq Global Select Market (“Nasdaq”), or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on such automated system on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Increased Reserve” has the meaning set forth in Section 15 of the Plan.

“Non-Employee Director” means a director or a member of the Board of the Company or any affiliate who is not an active employee of the Company or any affiliate.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit, Performance Stock, Performance Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Stock” means a Target Number of Shares granted pursuant to Section 10(a) of the Plan.

“Performance Target” means the performance measures established by the Committee and set forth in the applicable Award Document.

“Performance Unit” means a right to receive a Target Number of Shares or cash in the future granted pursuant to Section 10(b) of the Plan.

“Plan” means the KLX Energy Services Holdings, Inc. Long-Term Incentive Plan (amended and restated as of December 2, 2020), as may be amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 8(b) of the Plan.

“Restricted Stock Unit” means a right to receive a Share (or cash, if applicable) in the future granted pursuant to Section 8(a) of the Plan.

“Shares” means shares of Common Stock.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of the corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines or separates pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity.

“Target Number” means the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

(b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3. Administration

(a) Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i) select the Participants from the Eligible Individuals;

(ii) grant Awards in accordance with the Plan;

(iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries;

(v) subject to Section 16, amend the terms and conditions of an Award after grant;

(vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii) construe and interpret any Award Document delivered under the Plan;

(viii) make factual determinations in connection with the administration or interpretation of the Plan;

(ix) adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(x) employ legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and rely upon any advice, opinion or computation received therefrom;

(xi) vary the terms of Awards to take account of tax and securities laws and other regulatory requirements or to procure favorable tax treatment for Participants;

(xii) correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

(xiii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee or its delegate in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.

(d) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Individuals who receive, or are eligible to receive, Awards (whether or not such Eligible Individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into nonuniform and selective Award Documents, as to the Eligible Individuals to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

(e) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons it deems necessary, appropriate or advisable under conditions or limitations as it may set at the time of the delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act or (B) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 16 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(e).

(f) Liability of Committee. Subject to applicable laws, rules and regulations (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation and Bylaws as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(g) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4. Eligibility

(a) Eligible Individuals. Awards may be granted to officers, employees, directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest. Only employees of the Company or a Parent or Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries.

(b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of the Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5. Shares Subject to the Plan

(a) Plan Limit. Subject to adjustment in accordance with Section 13 of the Plan, the maximum aggregate number of Shares that may be issued in respect of new Awards granted under the Plan, as of the Effective Date, shall be (i) 1,244,003 plus (ii) Shares subject to outstanding Awards as of the Effective Date that become available for issuance pursuant to Section 5(b). Shares to be issued under the Plan may be authorized and unissued Shares, issued Shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in Section 5(b) shall not apply to the extent not permitted under Section 422 of the Code.

(b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards or, for Awards that are not denominated by Shares but are settleable or payable in Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised (not limited to the Shares actually issued to Participants, but also including Shares withheld by the Company for taxes in connection with such exercise), will not be added back to the Plan Limit. In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right. The payment of dividend equivalents or dividends in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Shares underlying Substitute Awards shall not be counted against the Shares available for issuance under the Plan.

(c) Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 6(e) of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, and no Award Document shall reduce or eliminate such minimum vesting requirement; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 5(a) as of the Effective Date may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. For purposes of grants of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of stockholders of the Company to the next annual meeting of stockholders of the Company. Nothing in this Section 5(c) shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s termination of service in accordance with the terms of the Plan.

(d) Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Company’s Non-Employee Director Equity Compensation Policy, the maximum aggregate grant date fair value of Awards granted to a Non-Employee Director for compensation for services as a Non-Employee Director during any calendar year shall be $200,000.

6. Awards in General

(a) Types of Awards. Awards under the Plan may consist of Options, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for the Award, which shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, rules and regulations, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award, or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c) Vesting. The Committee shall specify at the time of grant the vesting provisions of an Award.

(d) Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries or affiliates. Subject to Section 409A of the Code and other applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to (i) accelerate the vesting, exercisability or settlement of, (ii) accelerate or eliminate the restrictions and conditions applicable to, or (iii) extend the post-termination exercise period of an outstanding Award. The provisions described in this Section 6(d) may be specified in the applicable Award Document or determined at a subsequent time.

(e) Change in Control. Except as otherwise specified in an Award Document (or in a Participant’s employment agreement) and subject to applicable laws, rules and regulations (including Section 409A of the Code), in the event of a Change in Control, (i) the Awards then outstanding may be assumed, or new rights substituted for the Awards, by the surviving corporation in the Change in Control and (ii) in the event the surviving corporation in a Change in Control does not assume or substitute for an Award (or any portion thereof), the vesting or settlement of the Award will be accelerated as of the Change in Control (with the treatment of Performance Targets as specified in the Award Document) and the Board or the Committee may permit or require Participants to surrender outstanding Options or Stock Appreciation Rights in exchange for a cash payment equal to the difference, if any, between the highest price paid for a Share in the Change in Control transaction and the exercise price of the Options or Stock Appreciation Rights (and, for the avoidance of doubt, if such highest price is less than the exercise price of any Option or Stock Appreciation Right, then such Award may be terminated by the Company without payment). For the purposes of this Section 6(e), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Board or the Committee may provide for the consideration to be received upon the exercise of the

Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of Shares in the Change in Control.

(f) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award. The payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, (i) no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights and (ii) such payments with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to a Participant to the extent that the vesting conditions of such Award are subsequently satisfied and the Award vests.

(g) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b) of the Plan.

(h) Performance Targets.

(i) The Committee may grant an Award to a Participant payable upon the attainment of specific Performance Targets. The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial and operational goals for the Company, one or more of its operating divisions, Subsidiaries or business units or any combination of the above e. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, operating division, department, region, function or business unit) or measured relative to selected peer companies or a market or other index. In addition, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

(ii) At or in connection with the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Targets are achieved and the percentage of each such Award that has been earned. The Committee may, subject to Section 409A of the Code, in its sole discretion, adjust the Performance Targets to be subject to continued vesting, earlier lapse or other modification. Subject to the applicable provisions of the Award Document and the Plan, upon a Participant’s termination of employment with the Company or any of its Subsidiaries or affiliates for any reason during the Performance Period for a given Award subject to Performance Targets, the Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

(i) Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. The terms of any deferrals must comply with all applicable laws, rules and regulations including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

(j) Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights. The foregoing shall not prevent adjustments pursuant to Section 13(b) of the Plan.

7. Terms and Conditions of Options

(a) General. The Committee may grant Options to Eligible Individuals and shall determine whether the Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, as amended from time to time.

(b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and may be less than the one hundred percent (100%) of the Fair Market Value. Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

(c) Term An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to the Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Option.

(d) Exercise; Payment of Exercise Price. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash (or cash equivalents), (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option and equal in value to the exercise price, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price, or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee from time to time for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or through other procedures determined by the Company from time to time.

8. Terms and Conditions of Restricted Stock Units and Restricted Stock

(a) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be cancelled. Upon settlement, the Restricted Stock Units shall be paid in Shares, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

(b) Restricted Stock. The Committee may grant or sell Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be cancelled.

9. Stock Appreciation Rights

(a) General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per Share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Right shall be in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or in a combination of cash and Shares.

(b) Term. A Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Stock Appreciation Right, and the Committee may extend the term of a Stock Appreciation Right after the time of grant; provided, however, that the term of a Stock Appreciation Right may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Stock Appreciation Right.

(c) Methods of Exercise. In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document and all applicable laws, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

(d) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as the Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of Shares as the Committee may determine) and shall be exercisable only at the same time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per Share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be cancelled automatically to the extent of the number of Shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be cancelled automatically to the extent of the number of Shares covered by the Option exercise.

10. Performance Stock and Performance Units

(a) Performance Stock. The Committee may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.

(b) Performance Units. The Committee may grant Performance Units to Eligible Individuals. A Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Number of Shares or cash based upon the achievement of Performance Targets over the applicable Performance Period. Performance Units shall be settled through the delivery of Shares or cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the underlying Shares as of the last day of the applicable Performance Period.

11. Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Other Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. Notwithstanding the foregoing, where the value of an Other Award is based on a spread value, the grant or exercise price will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of the grant.

12. Certain Restrictions

(a) Transfers. No Award shall be transferable other than by last will and testament, by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to terms and conditions as it shall specify, permit the transfer of an Award for no consideration (i) to a Participant’s family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of Nasdaq or any other exchange that lists the Shares (collectively, “Permitted Transferees”). Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom the Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

13. Recapitalization or Reorganization

(a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted under the Plan shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights under the Shares or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants. Such adjustments shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject. Notwithstanding the forgoing, the Committee shall not be required to make any adjustments that would cause an Award to fail to satisfy the conditions of an applicable exemption from the requirements of Section 409A of the Code or otherwise violate the applicable requirements thereof.

14. Term of the Plan

Unless earlier terminated pursuant to Section 16 of the Plan, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

15. Effective Date

The Plan (amended and restated as of March 8, 2023 (such date, the “Effective Date”)) will be submitted for the approval of the Company’s stockholders. Awards may be granted or awarded prior to stockholder approval, provided that, to the extent the Shares underlying such Awards are part of the 1,200,000 Shares the Company’s stockholders are asked to approve (the “Increased Reserve”), such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan (amended and restated as of the Effective Date) is approved by the Company’s stockholders. If this amendment and restatement of the Plan is not approved by the Company’s stockholders within twelve months after the Effective Date, (i) this amendment and restatement of the Plan will not become effective, (ii) no Awards shall be granted from the Increased Reserve, (iii) all Awards granted with respect to the Increased Reserve shall thereupon be canceled and become null and void, and (iv) the Plan (as in effect prior to the amendment and restatement) will continue in full force and effect.

16. Amendment and Termination

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) shall be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of Nasdaq and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder of the Award. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, interpretations of or guidance promulgated under, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), (c) to take into account significant acquisitions or dispositions of assets or other property by the Company or (d) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

17. Miscellaneous

(a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, the obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by the Participant or to repurchase Shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not the payment is made in connection with an Award) any applicable taxes required to be withheld with respect to payments under the Plan.

(b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of the Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Neither the Plan nor any Award constitutes a contractual entitlement to any bonus payment in general irrespective of whether Awards or bonus payments were made in previous years. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c) Securities Law Restrictions. An Award may not be exercised or settled and no Shares may be issued in connection with an Award unless the issuance of the Shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable laws, rules and regulations, including all foreign securities laws. The Committee may require each Eligible Individual purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(e) Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(f) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not it would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any corporate action.

(g) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated to, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to Awards hereunder.

(h) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate the conflict or inconsistency.

(i) Successors and Assigns. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor or assign to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(j) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(k) Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(l) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(m) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(n) Section 409A of the Code. Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code.

For purposes of Section 409A, each payment or settlement provided under this Plan shall be treated as a separate payment. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

Notwithstanding any contrary provision in the Plan or Award Document, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Document) upon expiration of such delay period.

(o) Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

(p) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its conflict of law rules).

000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext ENDORSEMENT LINE SACKPACK Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/KLXE or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/KLXE. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Vote on Proposal — The Board of Directors unanimously recommends a vote FOR Proposals 1, 3—7 and FOR the nominees listed in Proposal 2. For Against Abstain 1. To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) to declassify the Board. 2. To elect two Class II Directors, each for a term that expires at the 2026 Annual Meeting of Stockholders (or until the 2024 Annual Meeting of Stockholders if Proposal 1 is approved and the Declassification Amendment (as defined in the enclosed proxy statement) is filed and becomes effective as described in the enclosed proxy statement) and until such director’s successor is duly elected or qualified: For Withhold For Withhold 01—John T. Collins 02—Dag Skindlo For Against Abstain For Against Abstain 3. To approve an amendment to the Amended and Restated 4. To approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority Certificate of Incorporation to eliminate the supermajority voting voting requirement to amend the Company’s bylaws. requirement to amend the Company’s certificate of incorporation. 5. To approve an amendment to the Amended and Restated 6. To approve an amendment to the KLX Energy Services Holdings, Certificate of Incorporation to reflect new Delaware law Inc. Long Term Incentive Plan (the “LTIP”) to extend the expiration provisions regarding officer exculpation. date and increase the number of shares of the Company’s common stock that may be issued thereunder. 7. To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending Note: To take action as appropriate upon such other matters that may be properly presented December 31, 2023. at the Annual Meeting or at any and all adjournments and postponements thereof. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 573862 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The 2023 Annual Meeting of Stockholders of KLX Energy Services Holdings, Inc. will be held on May 10, 2023, beginning at 9:00 a.m. Central Time, virtually via the internet at www.meetnow.global/M9W45YM. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/KLXE. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy—KLX Energy Services Holdings, Inc. + Notice of 2023 Annual Meeting of Stockholders—May 10, 2023 This proxy is solicited on behalf of the Board of Directors of KLX Energy Services Holdings, Inc. The above signed hereby constitutes and appoints Messrs. Christopher J. Baker and Max L. Bouthillette, or either of them, with full power of substitution each, proxies to vote and act at the Annual Meeting of Stockholders of KLX Energy Services Holdings, Inc. (the “Company”) to be held May 10, 2023 virtually via the internet at www.meetnow.global/M9W45YM and at any postponement or adjournment thereof (the “Meeting”), upon and with respect to the number of shares of Company common stock, par value $0.01 per share, that the above signed would be entitled to vote if personally present. The above signed hereby instructs such proxies, or their substitutes, to vote on those matters appearing on the reverse side of this proxy card as specified by the above signed and in such manner as the proxies may determine on any other matter that may come before the Meeting, all as indicated in the accompanying Proxy Statement, receipt of which is hereby acknowledged. All proxies previously given by the above signed in respect of the Meeting are hereby revoked. Unless otherwise specified in the boxes provided on the reverse side of this proxy card, the Proxy will be voted FOR Proposals 1 and 3—7, FOR each of the nominees listed in Proposal 2 and in the discretion of the named proxies as to any other matter that may properly come before the meeting. CONTINUED AND TO BE VOTED ON REVERSE SIDE Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. If voting by mail, you must complete sections A—C on both sides of this card.